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Exhibit 3.4

RESTATED CERTIFICATE OF INCORPORATION

OF

COUNTRYWIDE CREDIT INDUSTRIES, INC.
(Pursuant to Section 245)

Countrywide Credit Industries, Inc. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.     The name of the corporation is Countrywide Credit Industries, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was December 2, 1986.

        2.     This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

        3.     The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

        FIRST:    The name of the Corporation is Countrywide Credit Industries, Inc.

        SECOND:    The purposes for which the Corporation is formed are:

        To purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation", and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock of, or any bonds, notes, securities, or evidences of indebtedness created by, any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency, or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of this Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of and otherwise aid, in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation.

        To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation. To manufacture, purchase, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

        To purchase, hold, lease, mortgage, pledge and otherwise acquire, dispose of, and encumber real and personal property of any and every kind and description in all of the states, territories, colonies, dependencies and districts of the United States of America and in any and all foreign countries.

        To borrow money and contract debts, when necessary for the transaction of the business of the Corporation or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation and to issue and dispose of obligations for any amount so borrowed and to mortgage or pledge its property and franchises to secure the payment of such obligations, or of any debt contracted for such purposes, in the manner authorized by law.

        To purchase or otherwise acquire, hold, exchange, pledge, hypothecate, sell, deal in, and dispose of mortgages covering any kind of property, tax liens, and transfers of tax liens on real estate.

        To exercise all or any of the corporate powers and to carry out all or any of the purposes, enumerated herein or otherwise granted or permitted by law, while acting as agent, nominee, or attorney in fact for any persons or corporations, and to perform any service under the contract or otherwise for any corporation, joint stock company, association, partnership, firm, syndicate, individual, to other entity, and in such capacity or under such arrangement, to develop, improve, stabilize, strengthen, or extend the property and commercial interest thereof, and to aid, assist, or participate in any lawful enterprises in connection therewith or incidental to such or assistance insofar as it lawfully may under the General Corporation Law of the State of Delaware.

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

        THIRD:    The aggregate number of shares which the Corporation shall have authority to issue is forty million (40,000,000) shares of Common Stock, of the par values of Five Cents ($.05) per share, and One Million, Five Hundred Thousand (1,500,000) shares of Preferred Stock, of the par value of Five Cents ($.05) per share. The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. With respect to the Preferred Stock, the Board of Directors of this Corporation is authorized to determine or alter the voting rights, dividend privileges, liquidation preferences, and all other rights, preferences, privileges and restrictions, including without limitation, conversion rights into Common Stock, granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations of restrictions stated in any resolution of the Board of Directors originally fixing the number of shares of Preferred Stock constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series.

        FOURTH:    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

        FIFTH:    No holder of any shares of any class of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase or receive any part of any unissued shares of any class of the Corporation, or of any shares of any class issued and thereafter acquired by the Corporation, whether now authorized or hereafter created, or of any securities of any kind convertible into or evidencing the right to subscribe for or purchase or receive any shares of any class of the Corporation, whether not authorized or hereafter created, and in each case whether issued for cash, property, services or any other consideration, but such shares or other securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

        SIXTH:    The Corporation may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

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        SEVENTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law as it may be amended from time to time.

        EIGHTH:    The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation. In addition to any requirements of the Delaware General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the Delaware General Corporation Law), the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders of the Corporation to amend, alter, change, adopt or repeal any bylaws of the Corporation unless such amendment, alteration, change adoption or repeal of the bylaws is determined to be advisable by the Board of Directors by the affirmative vote of (a) two thirds of the entire Board of Directors and (b) a majority of those directors who became members of the Board of Directors prior to the time when any stockholder who then is the "beneficial owner" (as such terms defined in rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of 10% or more of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, first became the beneficial owner of 10% or more of such outstanding shares of such capital stock (the "Continuing Directors"), even if such directors do not constitute a quorum of the entire Board of Directors.

        NINTH:    Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

        TENTH:    (a) The number of directors shall be as provided in the bylaws. The Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III, such classes to be as nearly equal in number as possible. At the annual meeting of stockholders in 1987, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter at each annual meeting of stockholders, directors shall be chosen for a term of three years to succeed those whose terms then expire and shall hold office subject to their earlier death, resignation or removal, until the third following annual meeting of stockholders and until the election of their respective successors.

        (b)   any director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds (66 2/3%) of the voting power of the outstanding shares of Common Stock.

        (c)   any vacancy on the Board of Directors, whether arising through death, resignation or removal of a director or through the increase in the number of directors of any class, shall be filled by a majority vote of all the remaining directors, though less than a quorum. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office of directors of the class to which such director was elected.

        (d)   Notwithstanding any other provisions in this Article, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock or other securities of the corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and unless the terms of this Certificate of Incorporation expressly provide otherwise, such directorships shall be in addition to the number of directors provided in the bylaws, and such directors shall not be classified pursuant to this Article.

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        ELEVENTH:    Any action required or permitted to be taken by the stockholders of this Corporation shall be taken at an annual or special meeting of the stockholders. No action may be taken by stockholders by written consent.

        TWELFTH:    (a) Any direct or indirect purchase by the Corporation, or any subsidiary of the Corporation of any Voting Stock (as herein defined) from a person or persons known by the Board of Directors of the Corporation to be an Interested stockholder (as herein defined) who has beneficially owned such Voting Stock for less than two years prior to the date of such purchase or any agreement in respect thereof, at a price in excess of the fair market value (as herein defined), shall require the affirmative vote of no less than a majority of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock of the Corporation entitled to vote generally on matters relating to the Corporation, excluding for this purpose the votes by the Interested Stockholder, unless a greater vote shall be required by law.

        (b)   Such affirmative vote shall not be required for a purchase or other acquisition of securities of the same class made on substantially the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations). Furthermore, such affirmative vote shall not be required for any purchase effected on the open market and not the result of a privately-negotiated transaction.

        (c)   For the purposes of this Article:

          (i)    A "person" shall mean any individual, firm, corporation or other entity.

          (ii)   "Voting Stock" shall mean any class or series of the capital stock of the Corporation having the right to vote generally on matters relating to the Corporation and any security which is convertible into such stock.

          (iii)  "Interested Stockholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation or profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary thereof, or any trustee or other fiduciary with respect to any such plan when acting in such capacity) who or which:

            A.    is the beneficial owner, directly or indirectly, of 5% or more of the outstanding Voting Stock; or

            B.    is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the outstanding Voting Stock; or

            C.    is an assignee or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          (iv)  A person shall be a "beneficial owner" of any Voting Stock of the Corporation:

            A.    which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, or

            B.    which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights,

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    exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or

            C.    which are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing any Voting Stock of the Corporation.

          (v)   For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (ii) hereof, Voting Stock outstanding shall be deemed to comprise all Voting Stock deemed owned through application of subparagraph (iii) hereof, but shall not include other Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (vi)  "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          (vii) "Fair Market Value" shall mean as to each class of stock or other security which constitutes Voting Stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on such composite tape or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use. Or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in good faith.

        (d)   The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to the Board:

          (i)    the amount of Voting Stock beneficially owned by any person;

          (ii)   when such person acquired a beneficial interest in such Voting Stock;

          (iii)  whether such person owns 5% or more of the Voting Stock;

          (iv)  the aggregate number of shares of stock and the aggregate amount any other security outstanding at any time;

          (v)   whether a person is an Affiliate or Associate of another; and

          (vi)  whether paragraphs (a) or (b) above are or have become applicable in respect of a proposed purchase of Voting Stock by the Corporation.

and any such determination made in good faith shall be conclusive and binding for all purposes of this Article.

        THIRTEENTH:    The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the Delaware General Corporation Law and all rights conferred on stockholders therein granted are subject to this reservation; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by the Delaware General Corporation Law, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be

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required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, any provision of Article Eighth, Tenth, Eleventh, Twelfth, or Thirteenth hereof, unless such amendment, alteration, change, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of (a)  two-thirds of the entire Board of Directors and (b) a majority of the Continuing Directors (as defined in Article Eighth).

        4.     This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Countrywide Credit Industries, Inc. has caused this certificate to be signed by David S. Loeb, its President, and attested by Paul H. Moeller, it s Secretary, this 14th day of July, 1987.

		By	/s/David S. Loeb David S. Loeb President
ATTEST:
By	/s/Paul H. Moeller Paul H. Moeller Secretary

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CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF SERIES A PARTICIPATING PREFERRED STOCK

of

COUNTRYWIDE CREDIT INDUSTRIES, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

        We, David Loeb, Chairman of the Board and President and Dennis Slattery, Secretary, of Countrywide Credit Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 3 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on February 10, 1988, adopted the following resolution creating a series of 250,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        Section 1.    Designation and Amount.    The shares of such series shall be designated as "Series A Participating Preferred Stock" $0.05 par value per share, and the number of shares constituting such series shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

        Section 2.    Dividends and Distribution.

        (A)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to the dividends, the holders of shares of Series A Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $.05 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after February 26, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B)  The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in the an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

        Section 3.    Voting Rights.    The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

        (A)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

        (B)  Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        (C)  (i) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal t six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly period on all shared of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect (2) Directors.

        (ii)   During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meeting of shareholders provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be

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exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock should not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased of decreased except by vote of the holders of the Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

        (iii)  Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective if series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days of such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

        (iv)  In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v)   Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation of By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

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        (D)  Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4.    Certain Restrictions.

        (A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up)to the Series A Participating Preferred Stock;

          (ii)   declare any pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

          (iv)  purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4 purchase or otherwise acquire such shares at such time and in such manner.

        Section 5.    Reacquired Shares.    Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

        Section 6.    Liquidation, Dissolution or Winding Up.    (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received per share, the greater of 100 times $35 or 100 times the payment made per share of Common Stock, plus and amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the

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"Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment" equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their retable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

        (B)  In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

        (C)  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is change or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

        Section 8.    Redemption.    The shares of Series A Participating Preferred Stock shall not be redeemable.

        Section 9.    Ranking.    The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

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        Section 10.    Amendment.    The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

        Section 11.    Fractional Shares.    Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

        RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute a Certificate of Designation with respect to the Series A Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 11th day of February, 1988.

/s/ David Loeb Chairman of the Board and President
Attest:
/s/ Dennis Slattery Secretary

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CERTIFICATE OF DESIGNATION

OF

$23.75 CONVERTIBLE PREFERRED STOCK

OF

COUNTRYWIDE CREDIT INDUSTRIES, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        COUNTRYWIDE CREDIT INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (and, as to certain matters allowed by law, a duly authorized committee thereof) adopted the following resolution establishing a series of 184,000 shares of Preferred Stock of the Corporation designated as $23.75 Convertible Preferred Stock":

          RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $.05 per share, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

        $23.75 Convertible Preferred Stock

        1.    Designation and Amount:    There shall be a series of Preferred Stock designated as "$23.75 Convertible Preferred Stock" and the number of shares constituting such series shall be 184,000. Such series is referred to herein as the "Preferred Stock".

        2.    Stated Capital.    The amount to be represented in stated capital at all times for each share of Preferred Stock shall be $.05.

        3.    Rank.    All shares of Preferred Stock shall rank prior to all of the Corporation's Common Stock, par value $.05 per share (the "Common Stock"), now or hereafter issued and all of the Corporation's Series A Participating Preferred Stock (the "Series A Preferred Stock"), both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

        4.    Dividends.    The holders of the shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, out of funds legally available therefor, cumulative cash dividends at the rate of $23.75 per share per annum on March 31, June 30, September 30, and December 31 of each year, commencing September 30, 1990; provided that, if on any such day banks in The City of New York are authorized or required to close, dividends otherwise payable on such day shall be payable on the next day that banks in The City of New York are not authorized or required to close. Each dividend on the Preferred Stock shall be payable to holders of record as they appear on the stock register of the Corporation on such record date, which shall be no more than forty days prior to the payment date therefor, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

        The dividends on the shares of Preferred Stock shall be cumulative from the date of first issuance and shall be deemed to accrue from day to day regardless of whether or not the Corporation shall have funds or assets available for the payment of such dividends. The amount of dividends payable on each share of Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

        Holders of shares of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends (including accrued dividends, if any) on shares of Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payments which may be in arrears.

        Dividends in arrears payable, if declared, but not paid on any quarterly dividend payment date may be declared by the Board of Directors of the Corporation or a duly authorized committee thereof and paid on any date fixed by the Board of Directors of the Corporation or a duly authorized committee thereof, whether or not a quarterly dividend payment date, to the holders of record of the shares of Preferred Stock, as they appear on the stock register of the Corporation on such record date, which shall be no more than forty days prior to the payment date therefor, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

        The Corporation may not declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends and the distribution of assets upon liquation, dissolution or winding up) on, or redeem, purchase or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up), shares of Common Stock, of Series A Preferred Stock or of any other Stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, unless all accrued and unpaid dividends on the Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Preferred Stock for the current dividend period has been or contemporaneously is declared and set apart for payment.

        Whenever all accrued dividends on the Preferred Stock are not pad in full, the Corporation may not declare or pay dividends or make any distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on any other stock of the Corporation ranking on a parity with the Preferred Stock as to the payment of dividends unless (i) all accrued and unpaid dividends on the Preferred Stock for all prior dividend periods are contemporaneously declared and paid or (ii) all dividends declared and paid or set aside for payment or other distributions made on Preferred Stock and any other stock of the Corporation ranking on a parity with the Preferred Stock as to the payment of dividends are declared and paid or set apart for payment or made pro rata so that the amount of dividends declared and paid or set apart for payment or other distributions made per share on the Preferred Stock and such other stock of the Corporation will bear the same ratio that accrued and unpaid dividends per share on the Preferred Stock and such other stock of the Corporation bear to each other.

        Whenever all accrued dividends on the Preferred Stock are not paid in full, the Corporation may not redeem, purchase or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) other stock of the Corporation ranking on a parity with the Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up unless (i) all outstanding shares of the Preferred Stock are contemporaneously redeemed or (ii) a pro rata redemption is made of shares of Preferred Stock and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis.

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        5.    Liquidation of Preference.    Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders (after any payment or distribution on any stock of the Corporation ranking senior to the Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up and before any payment or distribution on the Common Stock, the Series A Preferred Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up) a liquidation distribution in the amount of $250.00 per share plus an amount equal to all dividends on such shares accumulated (whether or not earned or declared) and unpaid thereon to the date of final distribution.

        Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other Corporation into or with the Corporation shall constitute a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of the foregoing paragraph. After the payment to the holders of the shares of Preferred Stock of the full preferential amounts provided for above, the holders of the shares of Preferred Stock as much shall have no right or claim to any of the remaining assets of the Corporation.

        In the event the assets of the Corporation available for distribution to the holders of the shares of Preferred Stock upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Corporation ranking on a parity with the Preferred Stock as to the distribution of assets upon such liquidation, dissolution or winding up unless a pro rata distribution is made on the Preferred Stock and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

        6.    Voting Rights.

        (a)    General.    The holders of the Preferred Stock shall have no voting rights except as described below or as required by law. In exercising any such vote, each outstanding share of Preferred Stock shall be entitled to one vote.

        (b)    Default Voting Rights.    Whenever dividends on the shares of Preferred Stock or on the shares of any other outstanding stock of the Corporation ranking on a parity with the Preferred Stock as to the payment of dividends have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive), the number of directors of the Corporation shall be increased by two and the holders of the shares of Preferred Stock, voting separately as a class with the holders of the shares of such other parity stock of the Corporation on which like voting rights have been conferred and are exercisable, shall have the exclusive right to vote for and elect such two additional directors to the Board of Directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. Each class or series of stock entitled to vote for the additional directors shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Such voting right will terminate when all such dividends accrued and in default have been paid in full or set apart for payment. The term of office of all directors so elected shall terminate immediately upon such payment or setting apart for payment.

        Whenever such right shall vest, it may be exercised initially either at a special meeting of holders of Preferred Stock or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. Any director who shall have been elected by the holders of Preferred Stock as a class pursuant to this subparagraph (b) shall hold office for a term expiring (subject to the

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earlier termination of the default in dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of Preferred Stock as a class pursuant to this subparagraph (b) may be filled only by the holders of all outstanding Preferred Stock at a meeting called for such purpose.

        Whenever a meeting of the holders of Preferred Stock is permitted or required to be held pursuant to this subparagraph (b), such meeting shall be held at the earliest practicable date and the Secretary of the Corporation shall call such meeting, providing written notice to all holders of record of Preferred Stock in accordance with law, upon the earlier of the following:

          (a)   as soon as reasonably practicable following the occurrence of the event or events permitting or requiring such meeting hereunder; or

          (b)   within twenty (20) days following receipt by said Secretary of a written request for such a meeting, signed by the holders of record of at least twenty percent (20%) of the shares of Preferred Stock then outstanding.

        In the event that such meeting shall not be called by the proper corporate officers within twenty (20) days after the receipt of such request by the Secretary of the Corporation, or within twenty-five (25) after the mailing of same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least twenty percent (20%) of the shares of Preferred Stock then outstanding may designate of their number to call such a meeting at the expense of the Corporation, and such meeting may be called by such person in the manner and at the place provided in this Section 6. Any holder of Preferred Stock so designated to call such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of such stockholders to be so called.

        Any provision of this subparagraph (b) to the contrary notwithstanding, no Special meeting of the holders of shares of Preferred Stock: (i) shall be held during the ninety (90) day period next preceding the date fixed for the annual meeting of stockholders of the Corporation; or (ii) shall be required to be called or held in violation of any law, rule or regulation.

        Any meeting of the holders of all outstanding Preferred Stock entitled to vote as a class for the election or removal of directors shall be held at the place at which the last annual meeting of stockholders was held. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of all outstanding Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

        (c)    Class Voting Rights.    In addition, so long as any Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3 percent of all the outstanding shares of Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Restated Certificate of Incorporation or the By-Laws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (ii) authorize, issue or increase the authorized amount of any class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Preferred Stock.

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        The affirmative vote or consent of the holders of a majority of all the outstanding shares of Preferred Stock, voting or consenting separately as a class, shall be required to (A) authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or (B) approve any merger, consolidation or compulsory share exchange to which the Corporation is a party, unless (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Preferred Stock and (ii) the Preferred Stock is on a parity with or prior to (in respect of the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) any other class or series of capital stock authorized by the surviving corporation, other than any class or series of stock of the Corporation ranking senior as to the Preferred Stock either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation and previously authorized with the consent of holders of Preferred Stock as described herein (or other than any capital stock into which such prior stock is converted as a result of such merger, consolidation or compulsory share exchange).

        7.    Redemption at Option of the Corporation.    The shares of Preferred Stock shall not be redeemable prior to July 1, 1993. Commencing July 1, 1993, the shares of Preferred Stock will be redeemable for cash, in whole or in part, at any time at the option of the Corporation, if redeemed during the 12-month period beginning July1 of the year specified below, at the following redemption prices;

Year	Price Per Share
1993	$273.7500
1994	270.3571
1995	266.9643
1996	263.5714
1997	260.1786
1998	256.7857
1999	253.3929

and thereafter at $250.00 per share, plus in each case accrued and unpaid dividends to the redemption date (the "Redemption Price").

        If less than all the outstanding shares of Preferred Stock are to be redeemed, the Corporation shall select those to be redeemed pro rata or by lot or in such other manner as the Board of Directors of the Corporation or a duly authorized committee thereof may determine. There shall be no mandatory redemption or sinking fund obligation with respect to the Preferred Stock.

        Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Preferred Stock, that on and after the redemption date, dividends will cease to accumulate on such shares, the then-effective conversion rate pursuant to Section 9 and that the right of holders to convert shall terminate at the close of business on the redemption date.

        Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption

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Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accumulate after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

        8.    Contingent Redemption at Option of Holder.    In the event that there occurs a Designated Event (as hereinafter defined) with respect to the Corporation, each holder of shares of Preferred Stock shall have the right, at the holder's option, to require the Corporation to redeem all or any part of such holder's shares of Preferred Stock on the date (the "Contingent Redemption Date") that is 100 days after the rating Decline, at $250.00 per share plus accrued and unpaid dividends to the Contingent Redemption Date.

        On or before the twenty-eighth day after the Designated Event, the Corporation is obligated to notify the transfer agent for the Preferred Stock of such event, and promptly thereafter to mail, or cause to be mailed, to each holder of record of the shares of Preferred Stock notice regarding the Designated Event and the redemption right. The Corporation shall use its best efforts to cause such notice to be disseminated to beneficial owners of the Preferred Stock in accordance with Rule 13e-4(e) (1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The notice shall state the Contingent Redemption Date, the date by which the redemption right must be exercised, the applicable price for such shares of Preferred Stock and the procedure which the holder must follow to exercise this right. The Corporation will cause a copy of such notice to be published in an English language newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise this right, the holder of shares of Preferred Stock must deliver at least ten days prior to the Contingent Redemption Date (the "Contingent Redemption Record Date") written notice to the Corporation (or an agent designated by the Corporation for such purpose) of the holder's exercise of such right, together with the certificate for the shares with respect to which the right is being exercised, duly endorsed for transfer. Such written notice may be withdrawn at any time prior to the Contingent Redemption Record Date.

        As used herein, a "Designated Event" shall be deemed to have occurred at such times as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14 (d) (2) of the Exchange Act), other than a holding company created as permitted by clause (ii)(a) of this paragraph, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of all classes of stock then outstanding of the Corporation normally entitled to vote in elections of directors ("Voting Stock"), (ii) the Corporation consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into the Corporation, in either event pursuant to a transaction in which Voting Stock, of the Corporation is changed into or exchanged for cash, securities or other property, provided that such transactions (A) involving solely the creation of a public holding company or the reincorporation of the Corporation in another state or (B) involving the exchange of the Corporation's Voting Stock as consideration in the acquisition of another business or businesses, without change or exchange of the Corporation's outstanding Voting Stock, shall be excluded from the operation of this clause (ii); or (iii) the Corporation, any subsidiary of the Corporation or any employee benefit plan maintained by the Corporation or any subsidiary of the Corporation purchases or otherwise acquires, directly or indirectly, beneficial ownership of Voting Stock of the Corporation if, after giving affect to such purchase or acquisition, the Corporation (together with its subsidiaries and an such plans) shall have acquired, within any 12-month period, a number of shares

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of the Corporation's Voting Stock equal to 30% or more of the number of shares of the Corporation's Voting Stock outstanding on the date immediately prior to the first such purchase or acquisition during such 12-month period (as adjusted in such manner as the Corporation reasonably deems appropriate to reflect any stock dividends or stock splits during such period); or (iv) on any date (a "Calculation Date") the Corporation makes any distribution or distributions of cash, property or securities (other than regular dividends and distributions of capital stock, or rights to acquire capital stock, of the Corporation) to holders of Voting Stock of the Corporation or the Corporation, any subsidiary or any employee benefit plan maintained by the Corporation or any subsidiary purchases or otherwise acquires, directly or indirectly, beneficial ownership of Voting Stock of the Corporation and the sum of the fair market value (as determined in good faith by the Corporation's Board of Directors, which determination shall be conclusive) of such distribution or purchase, plus the fair market value of all other such distributions by the Corporation and purchases by the Corporation together with its subsidiaries and any such plans which have occurred during the preceding 12-month period, is at least 30% of the fair market value of the outstanding Voting Stock of the Corporation (based on the closing sale price of the Voting Stock of the Corporation (based on the closing sale price of the Voting Stock as reported in The Wall Street Journal). This percentage is calculated on each Calculation Date by determining the percentage of the fair market value of the Corporation's outstanding Voting Stock as of such Calculation Date which is represented by the fair market value of the distributions and purchases which have occurred on such date and adding to that percentage all of the percentages which have been similarly calculated on the Calculation Dates of all such distributions and purchases during the preceding 12-month period.

        As used in the preceding paragraph, "Company" shall mean the Corporation or any holding company permitted under clause (ii) (a) thereof which may be created.

        9.    Conversion Rights.

          (a)    Right to Covert.    Subject to and upon compliance with the provisions of this Section, the holder of any Shares of Preferred Stock shall have the right, at his option, at any time (except that, with respect to any Shares of Preferred Stock which shall be called for redemption, such right shall terminate, except as provided in the third paragraph of Section 9(b) hereof, at the close of business on the date fixed for redemption of such shares of Preferred Stock unless the Corporation shall default in payment due upon redemption thereof) to convert any number of shares of Preferred Stock that is an integral multiple of 1/10th of one share into fully paid and nonassessable shares of Common Stock (as such shares shall be constituted) initially at the conversion price of $9.375 per share of Common Stock, subject to adjustment as described below (such price or adjusted price being referred to herein as the "Conversion Price"), by surrender of the Preferred Stock so to be converted in whole or in part in the manner provided in Section 9(b) below. For purposes of conversion, each share of Preferred Stock shall be valued at $250, which shall be divided by the then current Conversion Price in effect to determine the number of full shares issuable upon conversion thereof.

        For the purpose of this Section 9, the term "Common Stock" shall initially mean the class designated as Common Stock, par value $.05 per share, of the Corporation as of the date hereof, subject to adjustment as hereinafter provided.

          (b)    Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.    In order to exercise the conversion privilege, the holder of any shares of Preferred Stock to be converted in whole or in part shall surrender the certificate representing such shares of Preferred Stock (the "Preferred Stock Certificate") at the office of the transfer agent for the Preferred Stock, and shall give written notice of conversion in the form provided on the Preferred Stock Certificates (or such other notice which is acceptable to the Corporation) to the Corporation at such office or agency that the holder elects to convert such shares of Preferred

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  Stock represented by the Preferred Stock Certificates so surrendered or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 9(f) hereof. Each Preferred Stock Certificate surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Preferred Stock Certificate, by duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the holder or his duly authorized attorney.

        As promptly as practicable after the surrender of such Preferred Stock Certificate and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such shares Preferred Stock represented by the Preferred Stock Certificates so surrendered or portion thereof in accordance with the provisions of this Section and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 9(c) hereof. In case less than all of the shares of Preferred Stock represented by a Preferred Stock Certificate surrendered for conversion are to be converted, the Corporation shall deliver to or upon the written order of the holder of such Preferred Stock Certificate a new Preferred Stock Certificate representing the shares of Preferred Stock not converted. If a holder fails to notify the Corporation of the number of shares which such holder wishes to convert, such holder shall be deemed to have elected to covert all shares represented by the certificate or certificates surrendered for conversion.

        Each conversion shall be deemed to have been effected on the date on which such Preferred Stock Certificate shall have been surrendered and such notice shall have been received by the Corporation, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on the date upon which such Preferred Stock Certificate shall have been surrendered.

        The dividends due on any Preferred Stock surrendered for conversion during the period from the close of business on the record date for any dividend payment date to the opening of business on such dividend payment date shall be paid to the record holder of such Preferred Stock, notwithstanding such conversion.

          (c)    Cash Payments in Lieu of Fractional Shares.    No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Preferred Stock. The number of full shares of Common Stock which shall be issuable to a holder of Preferred Stock upon conversion shall be computed on the basis of the whole number of shares of Preferred Stock (or specified portions thereof to the extent permitted hereby) surrendered by such holder for conversion. If any fractional share of Common Stock would be issuable upon the conversion of any shares of Preferred Stock, the Corporation shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the last reported price on the first day (which is not a legal holiday as defined below) immediately preceding the day on which the shares of Preferred Stock are deemed to have been converted and such last reported price shall be determined as provided in the last sentence of subsection (D) of Section 9(d).

        The term "Legal Holiday" shall mean a legal holiday or a day on which banking institutions in Los Angeles or any national securities exchanges are authorized by law or by executive order to close.

8

          (d)    Adjustment of Conversion Price.    The conversion price shall be adjusted from time to time as follows:

          (A)  In case the Corporation shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding Common Stock or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share of Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (A) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination. If, as a result of an adjustment made pursuant to this subsection (A), the holder of any share of Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a written statement filed with the transfer agent for the Preferred Stock) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

          (B)  In case the Corporation shall issue rights or warrants (other than rights pursuant to the Rights Agreement, dated as of February 10, 1988, between the company and Bank of America NT&SA, as such agreement may be amended from time to time (the "Rights")) to all holders of its Common Stock entitling them (for a period expiring within 90 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subsection (D) below) at the record date of the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares, there shall taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (C)  In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants (other than the Rights) to subscribe for or purchase Common Stock (excluding those referred to in subsection (B) above), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (D) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be

9

  conclusive), of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (D) below) of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (D)  For the purpose of any computation under subsections (B) and (C) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the last reported prices for the ten consecutive days (which are not Legal Holidays as defined in Section 9(b)) next preceding the day in question. The last reported price for each day shall be the last reported sale price of Common Stock on the New York Stock Exchange (or, if not listed on the New York Stock Exchange, then on such other exchange on which the Common Stock is listed as the Corporation may designate) on such day (which is not a Legal Holiday as defined in Section 9(b)), or it there shall not have been a sale on such day, on the basis of the average of the bid and asked quotations therefor on such exchange on such day, or if the Common Stock shall not then be listed on any exchange, at the highest bid quotation in the over-the-counter market on such as reported by National Quotation Bureau, Incorporated or similar quotation service.

          (E)  No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be. Anything in this Section 9(d), to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the conversion price, in additional to those required by this Section 9(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 9(d) and to authorize the filing of a Certificate of Correction with respect to any such ambiguity or error.

          (F)  Whenever the conversion price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent of the Preferred Stock an Officers' Certificate setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the holders of Preferred Stock at their address as appearing in the stock transfer books of the Corporation.

          (G)  In any case in which this Section 9(d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 9(c).

          (H)  The Corporation at any time may reduce the Conversion Price, temporarily or otherwise, by any amount but in no event shall such Conversion Price be less than the par value of the Common Stock at the time of such reduction is made.

10

          Whenever the Conversion Price is reduced pursuant to this paragraph (H), the Corporation shall mail to the holders of shares of Preferred Stock a notice of the reduction. The Corporation shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period in which it will be in effect. A reduction in the Conversion Price pursuant to this paragraph (H) shall not change or affect the Conversion Price otherwise in effect for purposes of paragraphs A, B and C of this Section 9 (d).

        (e)    Reclassification, Consolidation, Merger or Sale of Assets.    In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which such share of Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock of the Corporation (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation, to which such sale or transfer was made or a party to such share exchange, as the case may be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by others than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

        (f)    Taxes on Shares Issued.    The issue of stock certificates on conversions of Preferred Stock shall be made without charge to the converting holder of Preferred Stock for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

11

        (g)    Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.    The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Preferred Stock.

        Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted conversion price.

        All share of Common Stock which may be issued upon conversion of Preferred Stock will upon issue be fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

        If any share of Common Stock to be provided for the purpose of conversion of Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possibly endeavor to secure such registration or approval, as the case may be.

        So long as the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Corporation will, if permitted by the rules of such exchange, list and keep listed and for sale so long as the Stock issuable upon conversion of the Preferred Stock.

        (h)    Notice to Holder Prior to Certain Actions.    In case:

          (A)  the Corporation shall declare a dividend (or any other distribution) of its Common Stock (other than in cash out of retained earnings); or

          (B)  the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (C)  of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

          (D)  of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; the Corporation shall cause to be filed with the transfer agent for the Preferred stock and to be mailed to each holder of Preferred Stock at their address appearing on the stock transfer books of the Corporation, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

12

        10.    Outstanding Shares.    For purposes of this Certificate of Designation, all shares of Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 7 or 8 hereof, all shares of Preferred Stock that have been so called for redemption under Section 7 or have been required to be redeemed by the holder thereof under Section 8 if funds necessary for the redemption of such shares are available and shall have been irrevocably deposited or set aside and, in the case of a redemption under Section 8, have been deposited in trust with a bank having a combined capital and surplus in excess of $10,000,000, as trustee, for the benefit of the holders of such shares to be redeemed for payment of the relevant redemption price; (ii) from the date of surrender of certificates representing shares of Preferred stock, all shares of Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

        11.    Partial Payments.    If at any time the Corporation does not pay amounts sufficient to redeem all Preferred Stock required to be redeemed by the Corporation at such time pursuant to Section 8 hereof, then such funds which are paid shall be applied to redeem such Preferred Stock as the Corporation may designate by lot.

        12.    Status of Acquired Shares.    Shares of Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 9 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Preferred Stock.

        13.    Preemptive Rights.    The Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

        14.    Severability of Provisions.    Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

        15.    Fractional Shares.    The Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

        16.    Reversion to Corporation.    Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to shares of the Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

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        IN WITNESS WHEREOF, Countrywide Credit Industries, Inc. has caused this certificate to be signed by Angelo R. Mozilo, its Executive Vice President, and its corporate seal to be hereunto affixed and attested by Sandor E. Samuels, its Secretary, this 11th day of July, 1990.

COUNTRYWIDE CREDIT INDUSTRIES, INC.

By:	/s/ Angelo R. Mozilo Name: Angelo R. Mozilo Title: Vice Chairman and Executive Vice President
Attest:

/s/ Sandor E. Samuels Name: Sandor E. Samuels Title: Secretary

14

CERTIFICATE OF CORRECTION
FILED TO CORRECT CERTAIN ERRORS
IN THE
CERTIFICATE OF DESIGNATION OF
$23.75 CONVERTIBLE PREFERRED STOCK
OF
COUNTRYWIDE CREDIT INDUSTRIES, INC.
FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
ON JULY 12, 1990

        COUNTRYWIDE CREDIT INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

  1.
  The name of the Corporation is Countrywide Credit Industries, Inc.

  2.
  A Certificate of Designation of $23.75 Convertible Preferred Stock (the "Certificate") was filed with the Secretary of State of Delaware on July 12, 1990 and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

  3.
  The inaccuracies or defects of said Certificate to be corrected are as follows:

          A.    The words, ", as amended (including this Certificate of Designation)" should be inserted following the words "Restated Certificate of Incorporation" in the first sentence of Section 6(c) of the Certificate, so that the first sentence of Section 6(c) of the Certificate is corrected to read in its entirety as follows:

            (c)    Class Voting Rights.    In addition so long as any Preferred Stock is outstanding the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3 percent of all the outstanding shares of Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Restated certificate of Incorporation, as amended (including this Certificate of Designation) or the By-Laws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (ii) authorize, issue or increase the authorized amount of any class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Preferred Stock.

          B.    The words "Rating Decline" contained in the first sentence of Section 8 of the Certificate should be deleted and replaced with the words "Designated Event," so that the first sentence of Section 8 of the Certificate is corrected to read in its entirety as follows:

            8.    Contingent Redemption at Option of Holder.    In the event that there occurs a Designated Event (as hereinafter defined) with respect to the Corporation, each holder of shares of Preferred Stock shall have the right, at the holder's option, to require the Corporation to redeem all or any part of such holder's shares of Preferred Stock on the date (the "Contingent Redemption Date" that is 100 days after the Designation Event, at $250.00 per share plus accrued and unpaid dividends to the Contingent Redemption Date.

          C.    The word "Company" in the last sentence of Section 8 of the Certificate should be deleted and replaced with the word "Corporation" so that the last sentence of Section 8 of the Certificate is corrected to read in its entirety as follows:

            As used in the preceding paragraph, "Corporation" shall mean the Corporation or any holding company permitted under clause (ii)(a) thereof which may be created.

          D.    The word "or" should be inserted in the second sentence of Section 9(e) of the Certificate so that the second sentence of Section 9(e) of the Certificate is corrected to read in its entirety as follows:

    The Corporation, or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right.

          E.    The words "Preferred Stock" in the second-to-last line of Section 12 of the Certificate should be deleted and replaced with the words "preferred stock of the Corporation" so that Section 12 of the Certificate is corrected to read in its entirety as follows:

            12.    Status of Acquired Shares.    Shares of Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 9 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to class, and may thereafter be issued, but not as shares of Preferred Stock.

  4.
  As of the date hereof, no shares of $23.75 Convertible Preferred Stock have been issued by the Corporation.

        IN WITNESS WHEREOF, Countrywide Credit Industries, Inc. has caused this certificate to be signed by Angelo R. Mozilo, its Executive Vice President, and its corporate seal to be hereunto affixed and attested by Sandor E. Samuels, its Secretary, this 16th day of July, 1990.

COUNTRYWIDE CREDIT INDUSTRIES, INC.
	By:	/s/ Angelo R. Mozilo
Name: Angelo R. Mozilo
Title: Vice Chairman and Executive Vice President
Attest:
/s/ Sandor E. Samuels
Name: Sandor E. Samuels
Title: Secretary

2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
COUNTRYWIDE CREDIT INDUSTRIES, INC.

Countrywide Credit Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

        1.     That at a meeting of the Board of Directors of Countrywide Credit Industries, Inc., (the "Corporation" or "Company") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the proposal to be presented to the shareholders of the Corporation at the next Annual Meeting of the Shareholders. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, That the Company's Certificate of Incorporation be amended to Increase the authorized Common Stock, and for this purpose the Third article be amended to read as follows:

          THIRD:    The aggregate number of shares which the Corporation shall have authority to issue is two hundred forty million (240,000,000) shares of Common Stock, of the par value of five cents ($.05) per share, and one million, five hundred thousand (1,500,000) shares of Preferred Stock, of the par value of five cents ($.05) per share. The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of directors may determine. With respect to the Preferred Stock, the Board of Directors of this Corporation is authorized to determine or alter the voting rights, dividend privileges, liquidation preferences, and all other rights, preferences, privileges, liquidation preferences, and all other rights, preferences, privileges and restrictions, including without limitation, conversion rights into Common Stock, granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution of the Board of Directors originally fixing the number of shares of Preferred Stock constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series.

        2.     That thereafter, the Annual Meeting of the Stockholders, of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on June 24, 1992, at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

        3.     That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Countrywide Credit Industries, Inc. has cause this certificate to be signed by David S. Loeb, its President, and Sandor E. Samuels, its Secretary, this 25th day of June, 1992.

	BY:	/s/ David S. Loeb David S. Loeb President
ATTEST:
/s/ Sandor E. Samuels Sandor E. Samuels Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "corporation") is

COUNTRYWIDE CREDIT INDUSTRIES, INC.

        2.     The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

        3.     The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

        4.     The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1/19, 1993.

/s/ Gwen J. Eells Gwen J. Eells, Vice President
Attest:
/s/ Patricia I. Poe Patricia I. Poe, Secretary

COUNTRYWIDE CREDIT INDUSTRIES, INC

CERTIFICATE OF DESIGNATIONS

PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION
LAW OF THE STATE OF DELAWARE

SERIES B CUMULATIVE CONVERTIBLE
PREFERRED STOCK

        I, Stanford L. Kurland, Senior Managing Director and Chief Operating Officer, of Countrywide Credit Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on January 26, 2000, adopted the following resolutions creating a series of 1,000,000 shares of Preferred Stock designated as Series B Cumulative Convertible Preferred Stock:

        RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as follows:

        SECTION 1.    DESIGNATION.    The series of Preferred Stock established hereby shall be designated the "Series B Cumulative Convertible Preferred Stock" (the "Series B Convertible Preferred Shares") and the authorized number of Series B Convertible Preferred Shares shall be 1,000,000 shares.

        SECTION 2.    DIVIDENDS.

        (a)   Holders of outstanding Series B Convertible Preferred Shares will be entitled to received, when and as declared by the Board of Directors out of funds legally available therefore, cash dividend payments in the amount of the Dividend Yield on each Series B Convertible Preferred Share, payable quarterly for each of the quarters ending February, May, August and November of each year, payable on the last business day of each such quarter (each such date being hereinafter referred to as "Preferred Dividend Payment Date"). The first dividend shall be payable on the Preferred Dividend Payment Date during the quarter in which the Issuance Date falls. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 50 days preceding the related Preferred Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends on each Series B Convertible Preferred Share shall accrue on a daily basis and compound quarterly commencing on the Issuance Date for such share and continuing to, but not including, the Redemption Date, Change of Control Redemption Date or Conversion Date for such share (or other date on which such Series B Convertible Preferred Share is no longer outstanding) and accrued dividends for each quarterly dividend period shall accumulate as Unpaid Dividend Yield, to the extent not paid, on the Preferred Dividend Payment Date for the quarter in which they accrued. Dividend payments under this paragraph (a) shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared. The Unpaid Dividend Yield will earn interest until paid at the Interest Rate, compounded quarterly from the date payable until the date actually paid.

        (b)   So long as any Series B Convertible Preferred Shares shall remain outstanding, no dividend (other than a dividend payable in shares of Common Stock or rights to obtain Common Stock or any class of capital stock of the Corporation which is junior to the Series B Convertible Preferred Shares) shall be declared, nor shall the Corporation make any other distribution or payment or set aside anything of value for distribution or payment on, or redeem, repurchase or otherwise acquire any shares of, the Common Stock of the Corporation or any other class of stock or series thereof ranking junior to the Series B Convertible Preferred Shares in the payment of dividends (other than a redemption or purchase of shares of Common Stock of the Corporation made for purposes of an employee incentive or benefit plan of the Corporation or any of its subsidiaries) unless the full amount of Unpaid Dividend Yield, if any, accumulated on all outstanding Series B Convertible Preferred Shares through all past Preferred Dividend Payment Dates plus accrued interest thereon shall have been paid in full and not refunded. No dividend shall be declared on any share or shares on any class of stock of the Corporation or series thereof ranking on a parity with the Series B Convertible Preferred Shares in respect of payment of dividends for any prior dividend payment period of said parity stock unless there shall have been declared on all shares then outstanding of the Series B Convertible Preferred Shares terminating with or before such prior dividend payment period of such parity stock, like proportional dividends determined ratably in proportion to the respective Unpaid Dividend Yield accumulated to date for all previous quarterly dividend periods on all outstanding Series B Convertible Preferred Shares and the dividends accumulated on all outstanding shares of said parity stock.

        (c)   CHANGE IN TAX LAWS.

          (i)    If because of an increase or decrease (up to and including full elimination), effective on or after January 1, 2000, of the dividends received deduction ("DRD") with respect to dividend payments on the Series B Convertible Preferred Shares presently permitted by any Tax Law (a "change in the DRD Tax Law"), corporate holders of Series B Convertible Preferred Shares ("Corporate Holders") would realize a greater or lesser after-tax yield from dividend payments on a Series B Convertible Preferred Shares than would have been the case had such change in the DRD Tax Law not occurred (a positive or negative "Tax Effect," respectively), then a dividend adjustment shall be calculated on the Series B Convertible Preferred Shares (whether or not held by Corporate Holders) so that a Corporate Holder's net after-tax yield would be the same as if there has been no change in the DRD Tax Law. Calculation of the dividend adjustment pursuant to this paragraph (c) of Section 2 shall be made (1) without regard to any other changes in Tax laws except those affecting the deductibility of dividends received by Corporate Holders (including changes in the characterization of Series B Convertible Preferred Shares dividends which impact their deductibility under any DRD related Tax Law); and (2) assuming that Corporate Holders pay federal income tax at the highest marginal corporate income tax rate effective at January 1, 2000.

          (ii)   For purposes of calculating the Preferred Dividend Yield Rate as set forth in Section 8 herein, any adjustment in dividends required pursuant to paragraph (c)(1) of this Section 2 shall be expressed as (1) the dividend payment required, after considering the change in DRD Tax law, to equalize a Corporate Holder's net after tax yield, expressed as a percentage (in decimals) of (2) dividends which would have accrued to such Corporate Holder had the change in DRD Tax law not occurred (such percentage to be referred to as the "Preferred Dividend Tax Adjustment Factor"). Therefore, if in equalization of any negative Tax Effect, the Corporation were required to pay $15.25 in extra dividends for each $100.00 of dividends that would have accrued and been payable without regard to any changes in the DRD Tax Law, the Preferred Dividend Tax Adjustment Factor would be 1.1525 ($115.25/$100.00). Conversely, if in equalization of any positive Tax Effect, the Corporation were entitled to pay $8.25 less in dividends for each $100.00 of dividends that would have accrued and been payable without regard to any changes in the DRD Tax Law, the Preferred Dividend Tax adjustment Factor would be 0.9175 ($91.75/$100.00).

          (iii)  Upon the occurrence of any change in the DRD Tax Law resulting in a positive or negative Tax Effect, dividends accruing on each Series B Convertible Preferred Share shall be calculated using the Preferred Dividend Tax Adjustment Factor, effective as of the first day of the quarterly dividend period in which such change in the DRD Tax Laws become effective, or from the Issuance Date, if such Issuance Date occurred for such Series B Convertible Preferred Share from the date of adoption of this Certificate until the end of the quarterly dividend period in

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  which the change in the DRD Tax Law occurred. Dividends calculated using the adjusted Preferred Dividend Yield Rate shall continue to be payable on the Preferred Dividend Payment Date immediately following the end of such quarterly dividend period. To the extent not paid on any Series B Convertible Preferred Share outstanding on the record date corresponding to the Preferred Dividend Payment Date for such quarterly dividend period, any additional dividend shall accumulate as Unpaid Dividend Yield of such share and shall remain a part thereof until (but only until) such additional dividend is paid. The Preferred Dividend Tax Adjustment Factor shall be calculated for each change in the DRD Tax Law resulting in a positive or negative Tax Effect.

        SECTION 3.    CASH REDEMPTION BY THE CORPORATION.

        (a)    REDEMPTION AT OPTION OF CORPORATION.    At any time, the Corporation may, at its option, with proper notice as set forth in paragraph (b) of this Section 3, redeem all of the outstanding Series B Convertible Preferred Shares, as of a Proposed Redemption Date Specified in the notice to holders, for cash in an amount equal to the Redemption Price per share.

        (b)    NOTICE OF REDEMPTION.    In order to properly effect the redemption of Series B Convertible Preferred Shares, the Corporation will provide notice to holders of record of the Series B Convertible Preferred Shares not less than forty-five (45) days prior to the Proposed Redemption Date. Such notice may be provided by registered mail, first class postage prepaid, to the holders of record of the Series B Convertible Preferred Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Series B Convertible Preferred Shares, or by facsimile or telecopy, as set forth in paragraph (a) of Section 9 herein. Each such notice shall state, as appropriate: (1) the Proposed Redemption Date; (2) the total number of Series B Convertible Preferred Shares to be redeemed; (3) the Redemption Price; (4) the place or places where certificates for such shares are to be surrendered for redemption; and (5) that dividends on the Series B Convertible Preferred Shares to be redeemed will cease to accrue on the Proposed Redemption Date.

        Each holder of Series B Convertible Preferred Shares shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive the cash payable upon such redemption. If proper notice of redemption shall have been duly provided to holders of the Series B Convertible Preferred Shares in accordance with this paragraph (b), and payment therefor has been made or duly provided for, then, notwithstanding that the certificates evidencing any of such shares so called for redemption shall not have been surrendered, as of the close of business on the Redemption Date the shares represented thereby shall be deemed no longer outstanding, dividends with respect to such redeemed Series B Convertible Preferred Shares shall cease to accrue and all rights of the holder with respect to such Series B Convertible Preferred Shares shall forthwith cease and terminate, except for the right of the holders to receive the cash payable upon such redemption, without interest, upon surrender of the certificates therefor.

        (c)    REVOCATION OF NOTICE TO REDEEM.    The Corporation's election to redeem the Series B Convertible Preferred Shares pursuant to paragraph (a) of this Section 3 shall be revocable, and any notice to holders of Series B Convertible Preferred Shares provided in accordance with paragraph (b) of this Section 3 shall be subject to revocation or amendment by the Corporation. In order to properly effect the revocation or amendment of such notice, the Corporation will provide notice of its revocation or amendment, not less than one business day prior to the Proposed Redemption Date, to holders of record of the Series B Convertible Preferred Shares previously notified of the proposed redemption. Such notice may be provided in any of the manners permissible for providing notice of redemption under paragraph (b) of this Section 3. Such notice of revocation or amendment shall clearly state that: (1) on the Proposed Redemption Date, the Corporation will not redeem any of the Series B Convertible Preferred Shares; and (2) dividends on the Series B Convertible Preferred Shares will continue to accrue on and after the Proposed Redemption Date without interruption. Notwithstanding the foregoing, in the event that a notice of conversion has been

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delivered in accordance with paragraph (e) of Section 4 below (which notice of conversion then remains unrevoked), the Corporation shall not issue a notice of redemption under paragraph (b) of this Section 3, or revoke a previously issued notice of redemption, within thirty (30 days prior to the Proposed Conversion Date set forth in such notice of conversion.

        (d)    CHANGE OF CONTROL.    Notwithstanding anything to the contrary in this Section 3, for a period of ninety (90) days after the occurrence of a Change of Control, any holder of Series B Convertible Preferred Shares shall be entitled, at the option of such holder, to cause all of the Series B Convertible Preferred Shares held by such holder to be redeemed by the Corporation for cash in the amount of the Redemption Price per share as of a Change of Control Redemption Date. To properly effect the redemption of any Series B Convertible Preferred Shares pursuant to this paragraph (d) of Section 3, the holder of Series B Convertible Preferred Shares shall provide notice to the Corporation not less than ten (10) business days prior to the proposed Change of Control Redemption Date. Such notice must be provided by first class, registered mail, postage prepaid, to the Corporation at its principal executive offices, or by facsimile or telecopy, at the address or number set forth in paragraph (a) of Section 9 herein. Each such notice shall state, as appropriate: (1) the proposed Change of Control Redemption Date; and (2) a statement setting forth the facts and circumstances under which the holder believes a Change of Control has occurred. The Corporation shall give notice of the occurrence of a Change of control to all holders of Series B Convertible Preferred Shares promptly upon the occurrence of such Change of Control.

        (e)    CANCELLATION OF SHARES.    All Series B Convertible Preferred shares redeemed by the Corporation as provided in this Section 3 (or otherwise acquired by the Corporation) shall be retired and thereupon restored to the status of authorized but unissued but unissued Series B Convertible Preferred Shares.

        SECTION 4.    CONVERSION BY HOLDERS INTO COMMON STOCK.

        (a)    RIGHT OF CONVERSION.    At any time, on the terms and subject to the conditions set forth in this Section 4, any holder of Series B Convertible Preferred Shares shall be entitled, at the option of such holder, to cause any or all of such shares to be converted into shares of Common Stock of the Corporation at the conversion rate set forth in paragraph (c) of this Section 4, as of the Proposed Conversion Date specified in such holder's notice to the Corporation delivered pursuant to paragraph (d) of this Section 4. The minimum number of Series B Convertible Preferred Shares for which conversion may be elected by such holder shall be 100,000 or such lesser number which constitutes all of the outstanding Series B Convertible Preferred Shares held by such holder.

        (b)    PRIORITY OF CORPORATION'S RIGHT OF REDEMPTION.    Notwithstanding paragraph (a) of this Section 4, no Series B Convertible Preferred Shares shall be converted on or after the close of business on any Redemption Date for which notice has been properly delivered in accordance with Section 3 hereof. The Corporation's right to redeem all shares of Series B Convertible Preferred Stock on or prior to any Proposed Conversion Date shall supersede any holder's right of conversion under this Section 4, whether or not such holder's notice of conversion was properly delivered prior to the Corporation's notice to redeem, so long as the Corporation's notice to redeem was properly delivered in accordance with Section 3 hereof at least forty-five (45) days prior to the Proposed Conversion Date and the Proposed Conversion Date is on or after the Proposed Redemption Date.

        (c)    CONVERSION RATE.    For purposes of conversion of Series B Convertible Preferred Shares to shares of Common Stock pursuant to this Section4, each Series B Convertible Preferred Share shall be converted into the number of Common Stock shares resulting from dividing (i) the Original Value of such Series B Convertible Preferred Share plus Unpaid Dividend Yield to and including the Conversion Date, by (ii) the Conversion Price. The Conversion Price is subject to adjustment from time to time pursuant to paragraph (m) of this Section 4.

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        (d)    NOTICE OF CONVERSION.    In order to properly effect the conversion of Series B Convertible Preferred Shares, the holder of such shares will provide notice to the Corporation not less than thirty (30) days prior to the Proposed Conversion Date. Such notice must be provided by first class, registered mail, postage prepaid, to the Corporation at its principal executive offices, or by facsimile or telecopy, at the address or number set forth in paragraph (a) of Section 9 herein. Each such notice shall state, as appropriate; (1) the Proposed Conversion Date; (2) the number of Series B Convertible Preferred Shares (which must be a whole number of shares) to be converted; and (3) the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Series B Convertible Preferred Shares not to be so converted to be issued and the address to which such holder wishes delivery to be made of the new certificates to be issued upon conversion. A Notice of Conversion with a Proposed Conversion Date on or after a Proposed Redemption Date or provided less than thirty (30) days prior to the Proposed Conversion Date shall be of no force and effect.

        (e)    REVOCATION OF NOTICE TO CONVERT.    The right of any holder of Series B Convertible Preferred Shares electing to convert the Series B Convertible Preferred Shares pursuant to paragraph (a) of this Section 4 shall be fully or partially revocable, and any notice to the Corporation provided in accordance with paragraph (d) of this Section 4 shall be subject to revocation or amendment by the holder of the shares to which such notice relates. In order to properly effect the revocation or amendment of such notice, the holder shall provide notice to the Corporation of its revocation or amendment not less than three (3) business days prior to the Proposed Conversion Date. Such notice shall be provided in the same manner specified as permissible for providing notice of conversion under paragraph (d) of this Section 4, and shall clearly state that the holder of such Series B Convertible Preferred Shares will not convert any of such shares, or if notice of partial revocation, the amended number of Series B Convertible Preferred Shares held by such holder that are to be converted.

        (f)    SURRENDER OF SERIES B CONVERTIBLE PREFERRED SHARES.    Any holder of Series B Convertible Preferred Shares desiring to convert any such shares into shares of Common Stock shall surrender the certificate or certificates representing the Series B Convertible Preferred Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Convertible Preferred Shares or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Convertible Preferred Shares by the Corporation or the transfer agent for the Series B Convertible Preferred Shares, accompanied by a copy of the written notice of conversion previously provided to the Corporation in accordance with paragraph (d) of this Section 4.

        (g)    DELIVERY OF COMMON STOCK.    Upon the effectiveness of a conversion of Series B Convertible Preferred Shares on the Conversion date for such shares, the Corporation, subject to the provisions of paragraph (i) of this Section 4 regarding fractional shares and paragraph (k) of this Section 4 regarding payment of taxes, shall issue and send by first-class mail, postage prepaid, to the holder thereof, or to such holder's designee, at the address designated by such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled upon conversion. In case there shall have been surrendered a certificate or certificates representing Series B Convertible Preferred Shares only part of which are to be converted, the Corporation, subject to the provisions of paragraph (k) of this Section 4 regarding payment of taxes, shall issue and deliver to such holder or such holder's designee a new certificate or certificates for the number of Series B Convertible Preferred Shares which shall not have been converted.

        (h)    EFFECTIVENESS OF CONVERSION.    Any conversion of Series B Convertible Preferred Shares into shares of Common Stock made at the option of the holder thereof shall be effective immediately following the close of business on the Conversion Date. At and after the effective time on the Conversion Date, the person or persons entitled to receive the Common Stock issuable upon such

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conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

        (i)    FRACTIONAL SHARES.    No fractional shares of Common Stock shall be issued upon conversion of any series B Convertible Preferred Shares but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of Series B Convertible Preferred Shares surrendered for conversion at one time by the same holder, the Corporation shall pay an amount in cash equal to the same fraction of the Conversion Price (based on the Market Price at Conversion).

        (j)    RESERVATION OF SHARES.    The Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock the maximum number of shares of Common Stock into which all Series B Convertible Preferred Shares from time to time outstanding are convertible, but shares of Common Stock held in the treasury of the Corporation may in its discretion be delivered upon any conversion of Series B Convertible Preferred Shares.

        (k)   TAXES. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or any other securities issued upon conversion of the Series B Convertible Preferred Shares pursuant hereto. The Corporation shall not, however, be required to pay any additional tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities in a name other than that in which the Series B Convertible Preferred Shares with respect to which such shares are issued were registered, or any payment to any person other than the registered holder thereof, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or payment has paid to the Corporation the amount of any such additional tax or has established, to the satisfaction of the Corporation, that such additional tax has been paid or is not payable.

        (l)    CANCELLATION OF SHARES. All Series B Convertible Preferred Shares converted into shares of Common Stock, other capital stock or other securities of the Corporation as provided in this Section 4 (or otherwise acquired by the Corporation) shall be retired and thereupon restored to the status of authorized but unissued shares of preferred stock, par value $0.05 per share, undesignated as to series.

        (m)  ADJUSTMENTS TO THE CONVERSION PRICE. The conversion Price shall be adjusted from time to time as follows:

          (i)    In case the Corporation shall (x) subdivide its outstanding Common Stock, (y) combine its outstanding Common Stock into a smaller number of shares or (z) reclassify or reorganize its capital stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any Series B Convertible Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such Series B Convertible Preferred Shares been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the effective date in the case of subdivision, combination, reclassification or reorganization.

          (ii)   No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection (ii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be. Anything in this Section 4(m) to the contrary notwithstanding, the Corporation shall be entitled to

6

  make (but shall not be required to make) such reductions in the Conversion Price, in addition to those required by this Section 4(m), as it in its discretion shall determine to be advisable in order that any of the actions referred to in subsection (i) above shall not be taxable. Notwithstanding any provision to the contrary in this Section 4(m), in no event shall the Conversion Price be adjusted so that, after giving effect to such adjustment, the Conversion Price would be less than the par value, if any, of the common Stock.

          (iii)  Whenever the Conversion Price is adjusted, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of Series B Convertible Preferred Shares at their address as appearing in the stock transfer books of the Corporation.

          (iv)  In any case in which this Section 4(m) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (a) issuing to the holder of any Series B Convertible Preferred Shares converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (b) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 4(i).

        SECTION 5.    LIQUIDATION RIGHTS.

        (a)   In the event of any Liquidation, after payment or provision for payment has been made for the debts and other liabilities of the Corporation, the holders of Series B Convertible Preferred Shares shall be entitled to receive, out of the net assets of the Corporation, for each Series B Convertible Preferred Share its Original Value plus an amount equal to the sum of Unpaid Dividend yield (whether or not declared) accrued and unpaid plus accrued interest thereon for all previous periods and the current period, whether or not accumulated, and no more. After such amount is paid in full, no further distributions or payments shall be made in respect of Series B Convertible Preferred Shares, such series B Convertible Preferred Shares shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights or privileges, including voting rights, and such Series B Convertible Preferred Shares shall be surrendered for cancellation to the Corporation.

        (b)   The full amount payable to the holders of Series B Convertible Preferred Shares shall be paid before any distribution shall be made to the holders of any class of common stock of the Corporation or any other class of stock or series thereof ranking junior to the series B Convertible Preferred Shares with respect to the distribution of assets upon a Liquidation. No payment on account of any Liquidation shall be made to the holders of any class or series of stock ranking on a parity with the Series B Convertible Preferred Shares in respect of the distribution of assets upon Liquidation unless there shall likewise be paid at the same time to the holders of the Series B Convertible Preferred Shares like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding Series B Convertible Preferred Shares and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution.

        (c)   If the assets distributed to the holders of Series B Convertible Preferred Shares upon any Liquidation shall be insufficient to permit the payment to such holders of the full amount to which they are entitled in such circumstances, then such assets or the proceeds thereof shall be distributed among such holders ratably in proportion to the sums which would be payable to such holders if all sums were paid in full.

        (d)   Once any payment required upon any Liquidation is made to any holder of Series B Convertible Preferred Shares, there shall not be any conversion rights in respect of such shares pursuant to Section 4 hereof unless the full amount of all such distributions and payments made in

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respect of such shares being converted is remitted to the Corporation prior to or concurrently with the conversion of such shares.

        (e)   Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Section 5.

        (f)    Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the series B Convertible Preferred Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Series B Convertible Preferred Shares.

        SECTION 6.    VOTING RIGHTS.

        (a)    General.    The holders of the Series B Convertible Preferred Shares shall have no voting rights except as described below or as required by law. In exercising any such vote, each outstanding share of Series B Convertible Preferred Shares shall be entitled to one vote.

        (b)    Class Voting Rights.    So long as any Series B Convertible Preferred Share is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 50 percent of all the outstanding Series B Convertible Preferred Shares voting separately as a class, (i) amend, alter or repeal any provision of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series B Convertible Preferred Shares, (ii) authorize, issue or increase the authorized amount of any class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Series B Convertible Preferred Shares as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Series B Convertible Preferred Shares.

        SECTION 7.    SINKING FUND.    No sinking fund or other mechanism for the segregation of funds shall be established for the purpose of redemption or repurchase of the Series B Convertible Preferred Shares or payment of dividends thereon.

        SECTION 8.    CERTAIN DEFINITIONS.    For purposes of this Certificate of Designations, the following terms shall have the meanings set forth below.

        "AVERAGE MARKET PRICE" means, with respect to a share of Common Stock on any date of determination, the average of the daily Closing Prices for the thirty (30) consecutive calendar days ending on the date of determination without considering the Closing Price on non-Trading Days; provided, however, that in averaging the daily Closing Prices, all adjustments shall be made as are necessary to reflect any subdivision, reclassification, recapitalization or combination of, or dividend paid or distribution made on, shares of Common Stock during such period.

        "CHANGE OF CONTROL" means, with respect to the Corporation, (i) the acquisition of ownership (by any Person or "group" within the meaning of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended) of greater than 50% of the voting power of the capital stock of the Corporation (whether by sale or other transfer of capital stock, merger, consolidation or other reorganization or means, including a reorganization under bankruptcy or insolvency laws); or (ii) the consummation of a sale, transfer or other disposition of greater than 50% of the assets of the Corporation (determined on a combined and consolidated fair market value basis) in one or a series of related transactions to any Person or "group" that is not an affiliate of the Corporation.

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        "CHANGE OF CONTROL REDEMPTION DATE" shall be the day designated by any holder of Series B Convertible Preferred Shares for redemption by the Corporation of all Series B Convertible Preferred Shares held by such holder, as set forth in the notice of such election, properly delivered in accordance with paragraph (e) of Section 3, following a Change of Control.

        "CLOSING PRICE" on any day shall mean the closing sales price regular way on such day for one share of Common Stock or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, as reported in The Wall Street Journal.

        "COMMON STOCK" means common stock of the Corporation, par value $0.05 per share.

        "CONVERSION DATE" shall be the same day as the Proposed Conversion Date, provided that (i) the holder of Series B Convertible Preferred Shares requesting such conversion has not delivered a notice of revocation in accordance with paragraph (e) of Section 4; and (ii) the Corporation has not properly delivered a notice of redemption pursuant to paragraph (b) of Section 3 naming any date on or prior to the Proposed Conversion Date as the Proposed Redemption Date and such notice to redeem has not been revoked prior to such date. Notwithstanding the foregoing, in the event that the holders of more than fifty percent (50%) of the outstanding Series B Convertible Preferred Shares hold registration rights with respect to Common Stock into which such Series B Convertible Preferred Shares can be converted, and such holders have delivered to the Corporation, concurrently with any notice of conversion under paragraph (d) of Section 4, a notice requesting registration of such Common Stock upon conversion in an underwritten securities offering, then the Conversion Date shall be delayed so that it occurs (i) on or after the effective date of such registration, and (ii) immediately prior to the purchase of such Common Stock by the underwriter(s) undertaking such offering.

        "CONVERSION PRICE" means, with respect to any Series B Convertible Preferred Share, the product of (i) 1.2 and (ii) the Average Market Price of the Common Stock at the time of the original purchase of such Series B Convertible Preferred Share. The Conversion Price is subject to adjustment from time to time pursuant to Section 4(m).

        "DEALER QUOTATION" means a quotation, expressed as an annual percentage rate, by a Reference Dealer as to the annual dividend rate that would be required to be paid on a series of perpetual convertible preferred stock issued for its stated value by the Corporation as of a date of determination. In determining such annual dividend rate, the Reference Dealer shall consider, without limitation, the annual dividend rate that other issuers, with similar credit ratings on outstanding debt to that of the Corporation and its principal subsidiary, would be required to pay on a series of perpetual convertible preferred stock issued for its stated value.

        "DIVIDEND YIELD" means, with respect to each Series B Convertible Preferred Share for each quarter, or such lesser period as may arise in connection with the issuance, redemption or conversion of such share, or with any Liquidation, the amount accruing on such share during the quarter, or such lesser period, at an annual rate equal to the Preferred Dividend Yield Rate, applied to such share's Original Value. Dividend Yield for any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividend Yield will begin accruing on each Series B Convertible Preferred Share on the Issuance Date of such share and shall accrue to, but not including, the Preferred Dividend Payment Date, the Redemption Date, Change of Control Redemption Date or Conversion Date for such share (or other date on which such Series B Convertible Preferred Share is no longer outstanding).

        "GAAP" means United States generally accepted accounting principles, consistently applied.

        "INTEREST RATE" means the prime rate of interest publicly announced from time to time by Citibank, N.A. plus 400 basis points.

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        "ISSUANCE DATE" means, for each Series B Convertible Preferred Share, the date on which such share was originally issued by the Corporation.

        "LIQUIDATION" means any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary.

        "MARKET PRICE AT CONVERSION" means the Average Market Price of one share of Common Stock determined as of the Proposed Conversion Date.

        "ORIGINAL ISSUANCE DATE" means the date on which a Series B Convertible Preferred Share was originally issued by the Corporation.

        "ORIGINAL VALUE" of each Series B Convertible Preferred Share shall be equal to $100, as proportionally adjusted for all stock splits, stock dividends, and any other subdivisions, combinations, reclassifications, or recapitalization affecting the Series B Convertible Preferred Shares.

        "PERSON" means any individual, partnership, joint venture, corporation, limited liability company, association, joint stock company, trust, or unincorporated organization or association, or a government or any department or agency or political subdivision thereof.

        "PREFERRED DIVIDEND PAYMENT DATE" has the meaning set forth in paragraph (a) of Section 2.

        "PREFERRED DIVIDEND TAX ADJUSTMENT FACTOR" has the meaning set forth in paragraph (c) of Section 2.

        "PREFERRED DIVIDEND YIELD RATE" means an annual dividend rate equal to the sum of: (i) the average of the Dealer Quotations obtained by the Corporation from three Reference Dealers, plus (ii) 100 basis points. Such Preferred Dividend Yield Rate will be calculated by the Corporation as of the Original Issuance Date and each anniversary thereof and be provided by the Corporation to holders of Series B Convertible Preferred Shares in a written notice.

        Commencing on the first day of the thirty-seventh (37th) month after the Original Issuance Date, and on the first day following each twelve-month period thereafter, the Preferred Dividend Yield Rate shall be automatically increased by 50 basic points from that which would otherwise be applicable, provided that under no circumstances hereunder shall the Preferred Dividend Yield Rate be increased by this automatic mechanism by more than 200 basis points cumulatively.

        "PROPOSED CONVERSION DATE" shall mean the date on which a holder of Series B Convertible Preferred Shares proposes to convert any or all of such holder's Series B Convertible Preferred Shares, as set forth in its notice to the Corporation properly delivered in accordance with paragraph (d) of Section 4.

        "PROPOSED REDEMPTION DATE" shall mean the date on which the Corporation proposes to redeem all of the Series B Convertible Preferred Shares, as set forth in its notice to holders of Series B Convertible Preferred Shares properly delivered in accordance with paragraph (b) of Section 3.

        "REDEMPTION DATE" shall be the same day as the Proposed Redemption Date, provided that (i) the Corporation has not withdrawn its intention to redeem the Series B Convertible Preferred Shares pursuant to paragraph (c) of Section 3; and (ii) proper provision for the payment of the Redemption Price to holders of Series B Convertible Preferred Shares being redeemed has been made in accordance with paragraph (b) of Section 3 by the close of business on the Proposed Redemption Date.

        "REDEMPTION PRICE" for each Series B Convertible Preferred Share shall be equal to the sum of (A) the Original Value, plus (B) Unpaid Dividend Yield plus accrued interest thereon to and including the Redemption Date or Change of Control Redemption Date on such share.

10

        "REFERENCE DEALER" means a dealer, selected from Goldman, Sachs & Co., Lehman Brothers, Merrill Lynch & Co. or Morgan Stanley Dean Witter, or any other nationally recognized dealer in convertible preferred stock and other similar securities, as designated by the Corporation.

        "TAX LAWS" means the Internal Revenue Code of 1986, as amended, or any other revenue statute of the United States or in any United States regulation, ruling, administrative interpretation or judicial or other official interpretation (including a change in the characterization of dividends on the Series B Convertible Preferred Shares) applicable to the Corporation and/or Corporate Holders. For purposes of paragraph (c) of Section 2, "Tax Laws" does not include the tax laws of any state, municipality or foreign jurisdiction, or any tax law relating to the computation of taxes or treatment of income, expenses or deductions, or characterization of the dividends on the Series B Convertible Preferred Shares under the Alternative Minimum Tax rules.

        "TRADING DAY" shall mean a date on which the New York Stock Exchange (or if the New York Stock Exchange is not the principal stock exchange on which the Common Stock is listed or admitted to trading, the principal national securities exchange on which the Common Stock is listed or admitted to trading) is open for the transaction of business.

        "UNPAID DIVIDEND YIELD" of any Series B Convertible Preferred Share means, for any particular quarterly period (or lesser period, as may arise in connection with the issuance, redemption or conversion of such shares, or payments on such shares in connection with any Liquidation), an amount equal to the excess, if any, of (A) the aggregate Dividend Yield accrued on such share in such period, over (B) the aggregate amount of cash dividends or distributions paid by the Corporation in satisfaction of Dividend Yield on such share for such period.

        SECTION 9.    MISCELLANEOUS.

        (a)   Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given on the earlier of (a) the receipt thereof, or (b) five (5) days after mailing if sent by first class, registered mail, postage prepaid, if properly addressed or directed to such party at the appropriate address set forth below, or such address such party may designate by written notice to the other parties:

          (i)    if to the Corporation to:

      Countrywide Credit Industries, Inc.
      4500 Park Granada, MS: CH-11
      Calabasas, California 91302-1613
      Attn: Managing Director and Chief Financial Officer
      (818) 225-4028—Fax

    with a copy to:

      Countrywide Credit Industries, Inc.
      4500 Park Granada, MS: CH-11
      Calabasas, California 91302-1613
      Attn: Managing Director and General Counsel
      (818) 225-4055—Fax

    with an additional copy to:

      LeBoeuf, Lamb, Greene & MacRae, L.L.P.
      125 West 55th Street
      New York, New York 10019
      Attn: Stephen Rooney
      (212) 424-8500—Fax

11

          (ii)   if to a holder of the series B Convertible Preferred Shares: to such holder at the address for such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Convertible Preferred Shares if appropriate).

        (b)   In the event a holder of Series B Convertible Preferred Shares shall not by written notice designate the name to whom payment upon redemption of Series B Convertible Preferred Shares should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Convertible Preferred Shares as shown on the records of the Corporation and send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

        (c)   All payments in the form of dividends and distribution upon any Liquidation or otherwise made upon the Series B Convertible Preferred Shares and any other shares of stock ranking on parity with the Series B Convertible Preferred Shares with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Convertible Preferred Shares and such other shares of stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, payable per share on the Series B Convertible Preferred Shares and such other shares of stock bear to each other.

        (d)   The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B convertible Preferred Shares.

        RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute a Certificate of Designations with respect to the Series B Convertible Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of the State of Delaware.

        IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 26th day of January, 2000.

/s/ Stanford L. Kurland Stanford L. Kurland Senior Managing Director and Chief Operating Officer

Attest:

/s/ Sandor E. Samuels Sandor E. Samuels Managing Director, Legal, General Counsel and Secretary

12

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF SERIES A PARTICIPATING PREFERRED STOCK

of

COUNTRYWIDE CREDIT INDUSTRIES, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

        We, Sandor E. Samuels, Senior Managing Director, Legal, General Counsel and Secretary, and Susan E. Bow, Assistant Secretary, of Countrywide Credit Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

        That (i) pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on February 10, 1988, adopted a resolution creating a series of 250,000 shares of Preferred Stock designated as Series A Participating Preferred Stock and (ii) no shares of the Series A Participating Preferred Stock have been issued.

        WE DO FURTHER HEREBY CERTIFY:

        That pursuant to the authority conferred upon by the Board of Directors by the Certificate of Incorporation of the said Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, the said Board of Directors on November 15, 2001 adopted the following resolution amending the voting powers, preferences and relative participating, optional or other special rights of the shares of the Series A Participating Preferred Stock, and the qualification, limitations or restrictions thereof while keeping the designation of such series unchanged:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, that the series of Preferred Stock of the Corporation previously designated "Series A Participating Preferred Stock" remain so designated and that the terms thereof be amended so that the amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        Section 1.    Designation and Amount.    The shares of such series shall be designated as "Series A Participating Preferred Stock", par value $0.05 per share, and the number of shares constituting such series shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

        Section 2.    Dividends and Distributions.

        (A)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.05 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (or, in each case, if not a date on which the Corporation is open for business, the next succeeding business day) or such earlier date in any such month on which dividends on the Common Stock are payable (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $20.00 or (b) subject to the provision for adjustment hereinafter set forth, 2,000 times the aggregate per share amount of all cash dividends, and 2,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after November 15, 2001 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B)  The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution, shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $20.00 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amounts of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

        Section 3.    Voting Rights.    The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

        (A)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 2,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B)  Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (C)  (i) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

        (ii)   During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

        (iii)  Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

        (iv)  In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v)   Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

        (D)  Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4.    Certain Restrictions.

        (A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distribution, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

          (ii)   declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled

          (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

          (iv)  purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5.    Reacquired Shares.    Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

        Section 6.    Liquidation, Dissolution or Winding Up.    (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holder of shares of Series A Participating Preferred Stock shall have received $70,000 per share, plus an amount equal to accrued and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 2,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock)(such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ration of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

        (B)  In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

        (C)  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 2,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

        Section 8.    No Redemption.    The shares of Series A Participating Preferred Stock shall not be redeemable.

        Section 9.    Ranking.    The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        Section 10.    Amendment.    The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

        Section 11.    Fractional Shares.    Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distribution and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

        IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 5th day of December, 2001.

/s/ Sandor E. Samuels Sandor E. Samuels Senior Managing Director, Legal, General Counsel and Secretary
Attest:
/s/ Susan E. Bow Susan E. Bow Assistant Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CW MERGER CORP.
a Delaware corporation

INTO

COUNTRYWIDE CREDIT INDUSTRIES, INC.
a Delaware corporation

(Pursuant to Section 253 of the
Delaware General Corporation Law)

        Countrywide Credit Industries, Inc., a Delaware corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

        FIRST:    The Corporation was incorporated on December 2, 1986 pursuant to the General Corporation Law of the State of Delaware.

        SECOND:    The Corporation is the owner of all of the issued and outstanding common shares of CW Merger Corp., a Delaware corporation incorporated on October 16, 2002, pursuant to the General Corporation Law of the State of Delaware.

        THIRD:    The Corporation hereby merges CW Merger Corp. into the Corporation.

        FOURTH:    In a Telephonic Meeting of the Board of Directors of the Corporation on October 23, 2002, the Board of Directors adopted the following recitals and resolutions to merge CW Merger Corp. into the Corporation:

          WHEREAS, this Board of Directors has previously deemed it advisable and in the best interest of the Corporation to change its corporate name; and

          WHEREAS, it is proposed that CW Merger Corp., a Delaware corporation and wholly owned subsidiary of the Corporation be merged into the Corporation, with the Corporation being the surviving entity for the purpose of effectuating the name change;

          NOW THEREFORE, BE IT RESOLVED, That CW Merger Corp., a Delaware corporation ("CMC") merge and it hereby does merge into the Corporation pursuant to the provisions of Section 253 of the Delaware General Corporation Law and Sections 332 and 337 of the Internal Revenue Code of 1986, as amended (the "IRC"), with the Corporation being the surviving entity (the "Merger");

          RESOLVED FURTHER, That the Merger be and it hereby is, approved and authorized;

          RESOLVED FURTHER, That the Merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the "Effective Date");

          RESOLVED FURTHER, That upon the Effective Date (i) the separate existence and corporate organization of CMC shall cease and the Corporation shall thereupon become the surviving corporation and shall continue its existence under Delaware Law, (ii) the Corporation shall assume all of the obligations and liabilities of CMC, and (iii) the issued and outstanding shares of stock of CMC shall not be converted in any manner, but each said share of stock which is issued as of the Effective Date shall be surrendered and cancelled;

          RESOLVED FURTHER, That upon the Effective Date, the name of the Corporation shall be changed to "Countrywide Financial Corporation" and ARTICLE FIRST of the Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

          "FIRST': The name of the corporation is Countrywide Financial Corporation".

          RESOLVED FURTHER, That, except for the foregoing amendment to ARTICLE FIRST, the Restated Certificate of Incorporation shall remain unchanged by the Merger and in full force and effect until further amended in accordance with the Delaware General Corporation Law;

          RESOLVED FURTHER, That the distribution of the assets of CMC pursuant to the Merger shall constitute a plan of complete liquidation of CMC and shall in all particulars conform to the requirements of Sections 332 and 337 of the IRC;

          RESOLVED FURTHER, That the officers of the Corporation be, and they hereby are, authorized, empowered and directed for and on behalf of the Corporation and in its name (i) to execute and file or cause to be filed with the Delaware Secretary of State a Certificate of Ownership and Merger evidencing the Merger pursuant to which the Corporation will change its name as described above, (ii) to cause to be filed certificates evidencing the Merger and change of name with such other states where the Corporation is qualified to do business as may require a filing evidencing the Merger or change of name, and (iii) to execute and file or cause to be filed any such other documents as may require a filing evidencing the Merger or change of name;

          RESOLVED FURTHER, That all actions taken and documents executed by the officers or other authorized representative of the Corporation, or any person or persons designated and authorized to act by any of them, prior to the adoption of these resolutions in connection with the transaction described above, are hereby ratified, confirmed, approved and adopted in all respects; and

          RESOLVED FURTHER, That the officers of the Corporation, and any of them, be, and each of them hereby is, authorized, empowered and directed to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered all such further agreements, documents, instruments and certificates, required or permitted to be given or made in connection with the Merger and the change of name, in the name and on behalf of the Corporation or otherwise (including without limitation any written consents as the sole stockholder of CMC), as such officer or officers of the Corporation executing the same shall deem necessary, advisable or appropriate to carry out the purposes and intent of the foregoing resolutions with such changes, additions and modifications thereto and any supplements or amendments thereof, as such officers executing and/or delivering the same have approved, such approval to be conclusively evidenced by such officer's execution and delivery thereof and to perform the obligations of the Corporation.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this 7th day of November, 2002.

COUNTRYWIDE CREDIT INDUSTRIES, INC. a Delaware corporation
By:	/s/ Sandor E. Samuels Sandor E. Samuels, Senior Managing Director, Legal, General Counsel & Secretary

2

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COUNTRYWIDE FINANCIAL CORPORATION

        COUNTRYWIDE FINANCIAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation" or the "Company"), hereby certifies as follows:

        1.     That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, declaring said amendment to be advisable and calling for the proposal to be presented to the stockholders of the Corporation at a Special meeting of the Stockholders. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, That the Restated Certificate of Incorporation of the Company be amended to increase the authorized Common Stock and for this purpose Article Third thereof shall be struck out in its entirety and shall be replaced with the following new Article Third:

    "THIRD:    The aggregate number of shares which the Corporation shall have authority to issue is five hundred million (5,000,000) shares of Common Stock, of the par value five cents ($0.05) per share, and one million five hundred thousand (1,500,000) shares of Preferred Stock, of the par value of five cents ($0.05) per share. The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. With respect to the Preferred Stock, the Board of Directors of this Corporation is authorized o determine or alter the voting rights, dividend privileges, liquidation preferences, and all other rights, privileges and restrictions, including without limitation, conversion rights into Common Stock granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution of the Board of Directors originally fixing the number of shares of Preferred Stock constituting any series, to increase or decrease (but not below the number of shares of such series the outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series."

        2.     That thereafter, a Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware of January 9, 2004, at which special meeting the necessary number of shares as required by statute were voted in favor of the amendment of the Restated Certificate of Incorporation herein certified.

        3.     That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be executed by an authorized officer on this 9th day of January, 2004.

By:	/s/ Angelo R. Mozilo Angelo R. Mozilo Chairman of the Board and CEO

3

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COUNTRYWIDE FINANCIAL CORPORATION

        COUNTRYWIDE FINANCIAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation" or the "Company"), hereby certifies as follows:

        1.     That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the proposal to be presented to the stockholders of the Corporation at a Special Meeting of the Stockholders. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Restated Certificate of Incorporation of the Company be amended to increase the authorized Common Stock and for this purpose Article Third thereof shall be struck out in its entirety and shall be replaced with the following new Article Third:

        "THIRD:    The aggregate number of shares which the Corporation shall have authority to issue is one billion (1,000,000,000) shares of Common Stock, of the par value five cents ($.05) per share, and one million five hundred thousand (1,500,000) shares of Preferred Stock, of the par value of five cents ($.05) per share. The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. With respect to the Preferred Stock, the Board of Directors of this Corporation is authorized to determine or alter the voting rights, dividend privileges, liquidation preferences, and all other rights, privileges and restrictions, including without limitation, conversion rights into Common Stock granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution of the Board of Directors originally fixing the number of shares of Preferred Stock constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series."

        2.     That thereafter, a Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on August 17, 2004, at which Special Meeting the necessary number of shares as required by statute were voted in favor of the amendment of the Restated Certificate of Incorporation herein certified.

        3.     That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be executed by an authorized officer on this 17th day of August, 2004.

By:	/s/ Angelo R. Mozilo Angelo R. Mozilo Chairman of the Board and CEO

4

CERTIFICATE OF DESIGNATIONS

OF

7.25% SERIES B NON-VOTING CONVERTIBLE
PREFERRED STOCK

OF

COUNTRYWIDE FINANCIAL CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        Countrywide Financial Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article Third of its Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly called and held on August 22, 2007 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

        RESOLVED, that pursuant to the authority vested in the Board of Directors by the Restated Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series preferred stock having a par value of $0.05 per share, with a liquidation preference of $100,000 per share (the "Liquidation Preference") which shall be designated as 7.25% Series B Non-Voting Convertible Preferred Stock (the "Preferred Stock") consisting of 20,000 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

        1.    Ranking.    The Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to the common stock, par value $0.05 per share (the "Common Stock"), of the Company and to each other class of capital stock or series of preferred stock established after August 22, 2007 by the Board of Directors the terms of which do not expressly provide that it ranks on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Stock"); and (ii) on a parity with any other shares of Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after August 22, 2007 by the Board of Directors (collectively referred to as "Parity Stock"). The Company's ability to issue Parity Stock shall be subject to the provisions of Section 6 hereof.

        2.    Dividends.

          (a)    Payment of Dividends.    The holders of shares of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of funds of the Company legally available therefor, cumulative cash dividends at the rate per annum of 7.25% of the Liquidation Preference per share. Such cash dividends shall be payable, if declared, quarterly in arrears on February 15, May 15, August 15 and November 15, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a "Dividend Payment Date"). Dividends shall begin to accumulate on the Preferred Stock on the Issue Date and shall be deemed to accumulate from day to day whether or not earned or declared until paid. The first Dividend Payment Date shall be November 15, 2007 (the "Initial Dividend Payment Date"). Each declared dividend shall be payable to holders of record of the

  Preferred Stock as they appear on the stock books of the Company at the close of business on such record dates, not more than sixty (60) calendar days nor less than ten (10) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a "Record Date"); provided, however, that if a redemption date for the Preferred Stock occurs after a dividend is declared but before it is paid, such dividend shall be paid as part of the redemption price to the person to whom the redemption price is paid. Quarterly dividend periods (each, a "Dividend Period") shall commence on and include the first day, and shall end on and include the last day, of the calendar quarter that immediately precedes the calendar quarter in which the corresponding Dividend Payment Date occurs. The dividend to be paid to holders of the Preferred Stock on the Initial Dividend Payment Date shall be payable in respect of the Dividend Period (the "Initial Dividend Period") commencing on and including the Issue Date (as defined below) and ending on and including November 15, 2007. "Business Day" shall mean any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          (b)   The initial amount of dividends payable on each share of the Preferred Stock outstanding on a Record Date for each full Dividend Period shall be $1,812.50. The amount of dividends payable for any Dividend Period which, as to a share of Preferred Stock (determined by reference to the redemption or retirement date thereof), is other than a full three months shall be computed on the basis of the number of days elapsed in the period using a 360-day year composed of twelve thirty-day months.

          Dividends on the Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend or any payment upon redemption or conversion that has accumulated or been deemed to have accumulated through such date has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption or conversion payment (the "Arrearage") at the rate per annum of 7.25%. Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to holders of Preferred Stock as they appear on the record books of the Company on such record date as may be fixed by the Board of Directors. Dividends in respect of any Arrearage shall be paid in cash.

          (c)    Priority as to Dividends.    The Company shall not declare, pay or set apart funds for any dividends or other distributions (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Stock of the Company or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Common Stock or other Junior Stock through a sinking fund or otherwise, in any case during or in respect of any Dividend Period, unless all dividends (including any Arrearage and dividends accumulated in respect thereof) have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Preferred Stock for all Dividend Periods terminating on or prior to the date of such declaration, payment, repurchase, redemption or acquisition. When dividends (including any Arrearage and dividends accumulated in respect thereof) are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Preferred Stock and any Parity Stock, dividends declared on the Preferred Stock and Parity Stock shall only be declared pro rata based upon the respective amounts that would have been paid on the Preferred Stock and such Parity Stock had dividends (including any Arrearage and dividends accumulated in respect thereof) been declared and paid in full.

          (d)   Any reference to "dividends" or "distributions" in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary of involuntary dissolution, liquidation or winding up of the Company.

        3.    Conversion Rights.

          (a)   Upon the terms and in the manner set forth in this Section 3 and subject to the provisions for adjustment contained in Section 3(f), the shares of Preferred Stock shall be convertible, in whole or in part, at the option of the holders thereof, at any time after the Issue Date (as hereinafter defined), upon surrender to the Company of the certificate(s) for the shares to be converted, into (i) a number of fully paid and nonassessable shares of Common Stock equal to the aggregate Liquidation Preference of the Preferred Stock to be converted divided by the conversion price of $18.00 (as such price may be adjusted from time to time in accordance with this Section 3, the "Conversion Price"), plus (ii) if the Issue Date occurs on or prior to a Distribution Date (as defined in the Amended and Restated Rights Agreement, dated as of November 27, 2001, as amended, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), an equal number of Rights to purchase Series A Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, plus (iii) an amount in cash equal to the amount of all accumulated and unpaid dividends through the end of the last full Dividend Period, whether or not declared (including any Arrearage and dividends accumulated in respect thereof), thereon. As used herein, the term "Issue Date" shall mean the date of initial issuance of the Preferred Stock.

          (b)   In order to convert shares of Preferred Stock, the holder thereof shall deliver a properly completed and duly executed written notice of election to convert specifying the number (in whole shares) of shares of Preferred Stock to be converted. Each holder of Preferred Stock shall (i) deliver a written notice to the Company at its principal office or at the office of the agency which may be maintained for such purpose (each, a "Common Stock Conversion Agent") specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, (ii) surrender the certificate for such shares of Preferred Stock to the Company or the Common Stock Conversion Agent, accompanied, if so required by the Company or the Common Stock Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Common Stock Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (iii) pay any transfer or similar tax required by Section 3(h).

          (c)   (i) A "Common Stock Conversion" shall be deemed to have been effected at the close of business on the date (the "Common Stock Conversion Date") on which the Company or the Common Stock Conversion Agent shall have received a written notice of election to convert, a surrendered certificate, any required payments contemplated by Section 3(h) below, and all other required documents. Immediately upon conversion, the rights of the holders of Preferred Stock shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Preferred Stock shall be treated for all purposes as having become the beneficial owners of such shares of Common Stock.

          (ii)   As promptly as practicable after the Common Stock Conversion Date (and in no event more than five days thereafter), the Company shall deliver or cause to be delivered at the office or agency of the Common Stock Conversion Agent, to or upon the written order of the holders of the surrendered shares of Preferred Stock, (A) a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Preferred Stock have been converted in accordance with the provisions of this Section 3, and any cash payable in respect of fractional shares as provided in Section 3(d) and (B) the amount of cash, if any, due in respect of such surrendered shares pursuant to clause (ii) of Section 3(a), payable in immediately available funds, at such account designated by the holder.

          (iii)  Upon the surrender of a certificate representing shares of Preferred Stock that is converted in part, the Company shall issue or cause to be issued for the holder a new certificate representing shares of Preferred Stock equal in number to the unconverted portion of the shares of Preferred Stock represented by the certificate so surrendered.

          (d)   No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion or redemption of any shares of Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion or redemption of a share of Preferred Stock, the Company shall pay to the holder of such share of Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (i) such fraction and (ii) the current market price (as defined in Section 3(f)(v) below) of a share of Common Stock on the Business Day next preceding the day of conversion or redemption. If more than one share shall be surrendered for conversion or redemption at one time by the same holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered.

          (e)   The holders of Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the Company's default in payment of the dividend due on such Dividend Payment Date.

          (f)    The Conversion Price shall be subject to adjustment as follows:

            (i)    If the Company shall (1) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock (other than a distribution of Rights), (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Company, then the Conversion Price in effect immediately prior thereto shall be adjusted so that a holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that such holder of Preferred Stock would have owned or been entitled to receive after the happening of any of the events described above had such shares of Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3(f)(i) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

            (ii)   If the Company shall issue any shares of Common Stock, or any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (including any distribution of Rights, whether or not currently outstanding, upon the occurrence of any Distribution Date (as defined in the Rights Agreement)), at a price per share that is lower than the then current market price per share of Common Stock (as defined in Section 3(f)(v) below), the Conversion Price shall be adjusted in accordance with the following formula:

(N × P)
AC	=	C ×	O + (M) O + N

    where

AC	=	the adjusted Conversion Price
C	=	the current Conversion Price
O	=	the number of shares of Common Stock outstanding on the record date
N	=	the number of additional shares of Common Stock offered
P	=	the offering price per share of the additional shares
M	=	the current market price per share of Common Stock on the record date

    The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options, warrants or convertible or exchangeable securities.

            (iii)  Upon the expiration of any rights, options, warrants or convertible or exchangeable securities issued by the Company to all holders of its Common Stock (including any Rights) which caused an adjustment to the Conversion Price pursuant to Section 3(f)(ii), if any of such rights, options, warrants or convertible or exchangeable securities in whole or in part shall not have been exercised, then the Conversion Price shall be increased by the amount of the initial adjustment of the Conversion Price pursuant to Section 3(f)(ii) in respect of such expired rights, options, warrants or convertible or exchangeable securities.

            (iv)  If the Company shall distribute to all holders of its outstanding Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (excluding ordinary cash dividends and dividends or distributions referred to in Sections 3(f)(i) and (ii) above) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3(f)(ii) above) (any of the foregoing being hereinafter in this Section 3(f)(iv) called the "Securities or Assets"), then in each such case, unless the Company elects to reserve shares or other units of such Securities or Assets for distribution to the holders of Preferred Stock upon the conversion of the shares of Preferred Stock so that a holder converting shares of Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder of Preferred Stock is entitled, the amount and kind of such Securities or Assets which such holder of Preferred Stock would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, converted its shares of Preferred Stock into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in Section 3(f)(v) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors in good faith) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share of the Common Stock on such record date; provided, however, that if the then fair market value (as so determined) of the portion of the Securities or Assets so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Preferred Stock shall have the right to receive, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of Securities and Assets such holder would have received had such holder converted each such share of Preferred Stock immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (v)   For the purposes of any computation under Section 2(d) or Section 3(f), and for the purposes of Section 3(d), the "current market price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 10 consecutive trading days immediately prior to the date in question. The closing price for each day shall be (i) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange or (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by The Nasdaq Stock Market, or (iii) if bid and asked prices for the Common Stock on each such day shall not have been reported through The Nasdaq Stock Market, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Company selected for such purpose by the Board of Directors, or (iv) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors.

            (vi)  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this Section 3(f)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(f) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

            (vii) If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Preferred Stock shall, at and after the consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such Transaction plus the amount of cash, if any, payable in respect of one share of Preferred Stock pursuant to clause (ii) of Section 3(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 3(f)(vii) and it shall not consent or agree to the occurrence of any Transaction unless (x) the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of Preferred Stock, which shall contain a provision enabling the holders of Preferred Stock to convert at their option into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction (plus the amount of cash, if any, payable in respect of one share of Preferred Stock pursuant to clause (ii) of Section 3(a)) and (y) the Preferred Stock shall remain outstanding as preferred stock of the successor or purchasing entity in the

    Transaction, with the seniority as to dividends, distributions and liquidation to which the Preferred Stock was entitled immediately prior to the Transaction. In connection with any Transaction, lawful provision shall be made so that, except as set forth in this paragraph, the terms of the Preferred Stock (or any stock issued in such transaction in consideration therefor) shall remain substantially unchanged to the extent practicable. The provisions of this Section 3(f)(vii) shall similarly apply to successive Transactions.

            (viii) Notwithstanding the provisions of this Section 3(f), the applicable Conversion Price shall not be adjusted (A) upon the issuance of any shares of Common Stock (and any associated Rights) (including upon the exercise of options or rights) or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Company or any of its Subsidiaries; or (B) upon the issuance of any shares of the Common Stock (and any associated Rights) pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date.

            (ix)  For the purposes of this Section 3(f) and Section 3(i), the term "shares of Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date hereof or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Sections 3(f)(i), (iv) or (vii) above, the holders of Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in this Section 3(f).

            (x)   Notwithstanding the foregoing, in any case in which this Section 3(f) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 3(d).

            (xi)  If the Company shall take any action affecting the Common Stock, other than any action described in this Section 3(f), which in the reasonable opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Preferred Stock, the Conversion Price for the Preferred Stock shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine in good faith to be equitable in the circumstances.

          (g)   Whenever the Conversion Price is adjusted as herein provided, the chief financial officer of the Company shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Common Stock Conversion Agent. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Preferred Stock at such holder's last address as shown on the stock books of the Company.

          (h)   The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Preferred Stock pursuant to this Section 3; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (i)    (i) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting the conversion of Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Preferred Stock.

          (ii)   Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock issuable upon conversion of Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

          (j)    If (i) the Company shall declare a dividend on its outstanding Common Stock (excluding ordinary cash dividends) or make a distribution to holders of its Common Stock; (ii) the Company shall authorize the granting to the holders of the Common Stock of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase any shares of Common Stock or any of its securities (other than as contemplated under Section 3(f)(viii)); or (iii) there shall be any reclassification of the Common Stock or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; then the Company shall cause to be mailed to the holders of Preferred Stock at their addresses as shown on the stock books of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (2) the date on which such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale or transfer.

        4.    Liquidation Preference.    (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company legally available for distribution of an amount per share of Preferred Stock (the "Liquidation Amount") held by such holder equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus any accumulated and unpaid dividends in respect of such shares, whether or not declared (including any Arrearage and dividends accumulated in respect thereof), to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Amount to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Stock are not paid in full, the holders of the Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and any declared and unpaid dividends to which each is entitled.

          (b)   Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company for purposes of this Section 4.

        5.    Redemption.

          (a)   The Company shall not have any right to redeem any shares of the Preferred Stock prior to the 10th anniversary of the Issue Date.

          (b)   From and after the 10th anniversary of the Issue Date, if the daily closing price per share of Common Stock (determined in accordance with Section 3(f)(v)) exceeds 150% of the Conversion Price for 30 consecutive trading days ending on the date prior to the mailing of a Redemption Notice (as defined below), then the Company shall have the right, at its option and election, to redeem all, but not less than all, outstanding shares of Preferred Stock by paying the Liquidation Amount (calculated as if the date of redemption was the date fixed for liquidation, dissolution or winding-up) therefor in cash out of funds legally available for such purpose.

          (c)   The Company shall send a notice of any redemption of shares of Preferred Stock pursuant to Section 5(b) (a "Redemption Notice") to the holders of the Preferred Stock by first class mail, postage prepaid, at each such holder's address as it appears on the stock record books of the Company, not more than 270 nor fewer than 180 days prior to the date fixed for redemption, which date shall be set forth in such notice (the "Redemption Date"), and shall set forth in reasonable detail the calculations and supporting data used by the Company in its determination that it had the right to effect such redemption. On or after the Redemption Date, except with respect to shares of Preferred Stock for which a Common Stock Conversion Date has occurred on or prior to such Redemption Date, each holder of the shares of Preferred Stock called for redemption in accordance with the terms hereof shall surrender the certificate evidencing such shares to the Company at the place designated in the Redemption Notice and shall thereupon be entitled to receive payment of the Liquidation Amount (calculated as if the date of redemption was the date fixed for liquidation, dissolution or winding-up) in cash. From and after the Redemption Date, all dividends on shares of Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Preferred Stock shall cease and terminate, except if the Company shall default in payment of the Liquidation Amount on the Redemption Date in which case all such rights shall continue unless and until such shares are redeemed and such price is paid in accordance with the terms hereof.

        6.    Voting Rights.

          (a)   Except as expressly provided in this Section 6 or as otherwise required by applicable law or regulation, holders of the shares of Preferred Stock shall have no voting rights.

          (b)   If dividends on shares of the Preferred Stock shall not have been paid for six Dividend Periods, upon written notice to the Secretary by holders of at least a majority of the then outstanding shares of the Preferred Stock, the number of directors constituting the Board of Directors shall thereupon be increased by two. Subject to compliance with any requirement for regulatory approval of (or non-objection to) persons serving as directors, the holders of shares of the Preferred Stock, voting together as a class, shall have the exclusive right to elect two additional directors until full dividends have been paid or declared and set apart for payment for two consecutive Dividend Periods. To exercise this right, holders of at least a majority of the then outstanding shares of the Preferred Stock may by written notice to the Secretary request that the

  Company call a special meeting of the holders of the Preferred Stock for the purpose of electing the additional directors and, if such non-payment of dividends is continuing, the Company shall call such meeting within twenty days after receipt of such written request. If the Company fails to call such meeting with twenty days after receipt of such written request, or within twenty-five days after the mailing of such request within the United States of America by registered mail addressed to the Secretary of the Company at its principal office, any holder of Preferred Stock may call such a meeting at the expense of the Company. Any holder of Preferred Stock that calls such meeting shall have access to the stock books of the Company for the purpose of causing such a meeting to be so called. Any directors elected by the holders of Preferred Stock shall be deemed to be in a class separate from the classes of directors established by the Restated Certificate of Incorporation of the Company. If any director so elected by the holders of the Preferred Stock shall cease to serve as a director before his term shall expire, the holders of the Preferred Stock then outstanding may, at the next annual meeting of stockholders or at a special meeting requested by any holder of the Preferred Stock in accordance with the procedures described above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. The term of such directors elected thereby shall terminate, and the total number of directors shall be decreased by two, upon the payment or the declaration and setting aside for payment of full dividends on the Preferred Stock for two consecutive Dividend Periods.

          (c)   So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting separately as a class, (1) amend, alter or repeal or otherwise change (including in connection with any merger or consolidation) any provision of the Restated Certificate of Incorporation of the Company or this Certificate of Designation if such amendment, alteration, repeal or change would adversely affect the rights, preferences, powers or privileges of the Preferred Stock or (2) authorize, create or increase the authorized amount of or issue any additional shares of the Preferred Stock or any class or series of any equity securities of the Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Company, in each case ranking senior to or on parity with the Preferred Stock, either as to dividend rights or rights on liquidation, dissolution or winding up of the Company.

        7.    Preemptive Rights.

          (a)   Except for (i) the issuance of any of the options, rights, warrants or other securities described in Section 3(f)(viii), or any issuance of any shares of Common Stock upon the exercise or conversion of any of such options, rights, warrants or other securities, or any distribution of Rights, (ii) a subdivision (including by way of a stock dividend) of the outstanding shares of Common Stock into a larger number of shares of Common Stock, and (iii) the issuance of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction, if the Company wishes to issue any shares of capital stock or     any other securities convertible into or exchangeable for capital stock of the Company (collectively, "New Securities") to any person (the "Proposed Purchaser"), then the Company shall send written notice (the "New Issuance Notice") to the holders of the Preferred Stock, which New Issuance Notice shall state (A) the number of New Securities proposed to be issued and (B) the proposed purchase price per share of the New Securities (the "Proposed Price").

          (b)   For a period of ten business days after the giving of the New Issuance Notice, each holder of the Preferred Stock shall have the right to purchase up to its Proportionate Percentage (as defined below) of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each holder shall have the right to purchase up to that percentage of the New Securities determined by dividing (i) a number equal to the number of shares of Common Stock into which the shares of Preferred Stock then owned by such holder are convertible by (ii) the sum of (A) the number of shares of Common Stock then outstanding and (B) the number of shares of Common Stock into which all outstanding shares of Preferred Stock are convertible (the "Proportionate Percentage").

          (c)   The right of each holder to purchase the New Securities shall be exercisable by delivering written notice of its exercise, prior to the expiration of the ten business day period referred to in Section 7(b) above, to the Company, which notice shall state the amount of New Securities that the holder elects to purchase. The failure of a holder to respond within the ten business day period shall be deemed to be a waiver of the holder's rights under this Section 7 only with respect to the issuance described in the applicable New Issuance Notice.

          (d)   In the event that any holder of the Preferred Stock is not permitted under applicable law to exercise any of its rights to purchase New Securities under this Section 7, such holder may, at its sole discretion, assign its rights under this Section to any affiliate of such person.

        8.    Exclusion of Other Rights.    Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Restated Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights, except as expressly set forth in Section 7 hereof.

        9.    Severability of Provisions.    If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

        10.    Reissuance of Preferred Stock.    Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Company or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

        11.    Mutilated or Missing Preferred Stock Certificates.    If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

        IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Sandor E. Samuels, Executive Managing Director and Chief Legal Officer and attested by Susan E. Bow,

Senior Managing Director, General Counsel, Corporate and Securities, and Secretary of the Company, this 22nd day of August, 2007.

By:	/s/ Sandor E. Samuels Name: Sandor E. Samuels Title: Executive Managing Director and Chief Legal Officer
ATTEST:
By:	/s/ Susan E. Bow
Name: Susan E. Bow Title: Senior Managing Director, General Counsel, Corporate and Securities, and Secretary

CERTIFICATE OF CORRECTION OF
CERTIFICATE OF DESIGNATIONS OF
COUNTRYWIDE FINANCIAL CORPORATION

        COUNTRYWIDE FINANCIAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof,

        DOES HEREBY CERTIFY:

1.
The name of the Company is Countrywide Financial Corporation.

2.
That a Certificate of Designations of 7.25% Series B Non-Voting Convertible Preferred Stock of the Company (the "Certificate") was filed with the Secretary of State of the State of Delaware on August 22, 2007 and that said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3.
The inaccuracy or defect of the Certificate to be corrected is that the second to last sentence of Section 2(a) of the Certificate inadvertently provided that the Initial Dividend Period ends on November 15, 2007. Section 2(a) of the Certificate should have provided that the Initial Dividend Period ends on September 30, 2007.

4.
The second to the last sentence of Section 2(a) of the Certificate is hereby deleted in its entirety and replaced with the following sentence:

      "The dividend to be paid to holders of the Preferred Stock on the Initial Dividend Payment Date shall be payable in respect of the Dividend Period (the "Initial Dividend Period") commencing on and including the Issue Date (as defined below) and ending on and including September 30, 2007."

5.
All other provisions of the Certificate remain unchanged.

        IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be executed this 1st day of November, 2007.

COUNTRYWIDE FINANCIAL CORPORATION
By:	/s/ Susan E. Bow
Susan E. Bow Senior Managing Director, General Counsel, Corporate Securities and Corporate Secretary

QuickLinks

  Exhibit 3.4
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A PARTICIPATING PREFERRED STOCK of COUNTRYWIDE CREDIT INDUSTRIES, INC. Pursuant to Section 151 of the General Corporation Law of the State of Delaware
CERTIFICATE OF DESIGNATION OF $23.75 CONVERTIBLE PREFERRED STOCK OF COUNTRYWIDE CREDIT INDUSTRIES, INC. Pursuant to Section 151 of the General Corporation Law of the State of Delaware
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF COUNTRYWIDE CREDIT INDUSTRIES, INC.
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT
AMENDED AND RESTATED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A PARTICIPATING PREFERRED STOCK of COUNTRYWIDE CREDIT INDUSTRIES, INC. Pursuant to Section 151 of the General Corporation Law of the State of Delaware
CERTIFICATE OF OWNERSHIP AND MERGER OF CW MERGER CORP. a Delaware corporation INTO COUNTRYWIDE CREDIT INDUSTRIES, INC. a Delaware corporation (Pursuant to Section 253 of the Delaware General Corporation Law)
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF COUNTRYWIDE FINANCIAL CORPORATION
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF COUNTRYWIDE FINANCIAL CORPORATION
CERTIFICATE OF CORRECTION OF CERTIFICATE OF DESIGNATIONS OF COUNTRYWIDE FINANCIAL CORPORATION